UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
Landstar System, Inc.
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LANDSTAR SYSTEM, INC.

13410 Sutton Park Drive South

Jacksonville, Florida 32224

April 4, 2025

To the Stockholders of Landstar System, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Landstar System, Inc., on Friday, May 16, 2025, at 9:00 a.m., Eastern Time, to be held in a virtual-only meeting format. A notice of meeting, a proxy card, the 2024 Annual Report on Form 10-K and a Proxy Statement containing information about the matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. Accordingly, please vote promptly by telephone, via the Internet or by signing, dating and returning the enclosed proxy card. Instructions for voting by telephone or via the Internet are included on the enclosed proxy card.

I look forward to the Annual Meeting of Stockholders and I hope you will attend the virtual meeting or be represented by proxy. As always, we encourage you to vote your shares prior to the annual meeting.

FRANK A. LONEGRO President and Chief Executive Officer

LANDSTAR SYSTEM, INC.

13410 Sutton Park Drive South

Jacksonville, Florida 32224

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 16, 2025

Notice is hereby given that the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Landstar System, Inc., a Delaware corporation (the “Company”), will be held in a virtual-only meeting format on Friday, May 16, 2025, at 9:00 a.m. Eastern Time, for the following purposes:

(1) To elect eight (8) members of the Board of Directors;

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2025;

(3) To hold an advisory vote on executive compensation; and

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 21, 2025 will be entitled to notice of, and to vote at, the meeting. A list of stockholders eligible to vote at the meeting will be available during business hours from May 2, 2025 to the date of the meeting at the address set forth above, the Company’s corporate headquarters.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder meeting to be held on May 16, 2025:

•	The proxy statement and annual report to security holders are available at www.landstar.com and www.proxyvote.com.

The platform for the virtual 2025 Annual Meeting includes functionality that provides validated stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log-in to the virtual Annual Meeting are provided below. Once admitted, stockholders may view reference materials, submit questions and vote their shares by following the instructions that will be available on the meeting website.

For admission to the 2025 Annual Meeting, stockholders may go to www.virtualshareholdermeeting.com/LSTR2025 and enter the 16-digit control number you received with your proxy materials. Online access to the 2025 Annual Meeting will open at 8:45 a.m., Eastern Time on the morning of the meeting to allow time for stockholders to log-in prior to the start of the live audio webcast of the 2025 Annual Meeting at 9:00 a.m. Eastern Time. Persons who do not have a control number may attend as guests and will be able to hear the audio webcast but will not be able to utilize the question, voting or other functionality noted above. A recording of the webcast will be available at www.virtualshareholdermeeting.com/LSTR2025, approximately 24 hours after the conclusion of the meeting.

All stockholders are cordially invited to attend the 2025 Annual Meeting. Whether you expect to attend the meeting or not, your proxy vote is very important. To assure your representation at the 2025 Annual Meeting, the Company encourages you to vote in advance of the meeting by using one of the methods set forth below, whether or not you plan to access the virtual meeting.

Vote by Internet

Go to www.proxyvote.com until 11:59 p.m. Eastern Time on May 15, 2025.

Vote by Phone

Call toll-free 1-800-690-6903 until 11:59 p.m. Eastern Time on May 15, 2025.

Vote by Mail

Complete, sign and date the latest proxy/voting instruction card and return it in the postage-paid envelope the Company has provided.

The proxy statement and annual report are available at:

www.landstar.com and www.proxyvote.com

We are furnishing our proxy materials to all of our stockholders over the Internet rather than in paper form. We believe that this delivery process lowers the costs of printing and distributing our proxy materials and reduces our environmental impact, without impacting our stockholders’ timely access to this important information. Accordingly, stockholders of record at the close of business on March 21, 2025 will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and may vote at the meeting. Such stockholders will also receive notice of any postponements or adjournments of the meeting. The Notice of Internet Availability is being distributed to stockholders on or about April 4, 2025.

By Order of the Board of Directors

MICHAEL K. KNELLER
Vice President, General Counsel and Secretary

Jacksonville, Florida

April 4, 2025

LANDSTAR SYSTEM, INC.

13410 Sutton Park Drive South

Jacksonville, Florida 32224

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2025

The proxy statement and annual report to stockholders are available at

www.landstar.com and www.proxyvote.com

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are pleased to provide access to our proxy materials over the Internet to all of our stockholders rather than in paper form. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to our stockholders on or about April 4, 2025. Stockholders will have the ability to access the proxy materials on the websites listed above, or to request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability.

The Notice of Internet Availability also provides instructions on how you may request that we send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it. We encourage you to choose to receive future proxy materials by e-mail, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

LANDSTAR SYSTEM, INC.

PROXY STATEMENT

April 4, 2025

INTRODUCTION

This Proxy Statement (the “Proxy Statement”) has been made available on the Internet to the stockholders of Landstar System, Inc., a Delaware corporation (the “Company” or “Landstar”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) to be voted at the 2025 Annual Meeting of Stockholders to be held on Friday, May 16, 2025, at 9:00 a.m., Eastern Time (the “2025 Annual Meeting”). The 2024 Annual Report to Stockholders (the “2024 Annual Report”) (which, notwithstanding anything herein to the contrary, does not form a part of the proxy solicitation material relating to this Proxy Statement), including the financial statements of the Company for fiscal year 2024, has also been made available on the Internet. This Proxy Statement, the form of proxy, the Notice of 2025 Annual Meeting and the 2024 Annual Report (collectively, the “proxy materials”) are being made available to the stockholders of the Company on or about April 4, 2025. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. The mailing address of the principal executive offices of the Company is 13410 Sutton Park Drive South, Jacksonville, Florida 32224. Please note that information contained or connected to any website referenced in this Proxy Statement is not incorporated by reference in this Proxy Statement or any other report or document we file with the SEC, unless expressly so provided in this Proxy Statement.

RECORD DATE

The Board has fixed the close of business on March 21, 2025 as the record date for the 2025 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the 2025 Annual Meeting in person or by proxy.

PROXIES

Shares cannot be voted at the 2025 Annual Meeting unless the owner thereof is present in person or by proxy. The proxies named on the proxy card were appointed by the Board to vote the shares of Common Stock of the Company, par value $0.01 per share (“Common Stock”), represented by the proxy card. If a stockholder does not return a signed proxy card with respect to any of his or her shares, such shares cannot be voted by proxy. Stockholders are urged to mark the boxes on the proxy card to show how his or her shares are to be voted. All properly executed and unrevoked proxies that are received in time for the 2025 Annual Meeting will be voted at the 2025 Annual Meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted as follows: (i) “FOR” the election of the eight members of the Board nominated by the Board for re-election and named in this Proxy Statement; (ii) “FOR” the ratification of KPMG LLP as the independent registered public accounting firm for the Company; and (iii) “FOR” the proposal regarding an advisory vote on executive compensation. Each of these proposals is more fully described in this Proxy Statement. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the 2025 Annual Meeting.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before such proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of the revocation of such proxy to the Secretary of the Company received before such proxy is voted or (iii) by such person(s) voting in person at the 2025 Annual Meeting.

The Board has selected Broadridge Investor Communication Solutions, Inc. as Inspector of Election (the “Inspector”) pursuant to Article I of the Company’s Bylaws, as amended and restated (the “Bylaws”). The Inspector shall ascertain the number of shares of Common Stock outstanding, determine the number of shares represented at the 2025 Annual Meeting by proxy or in person and count all votes. Each stockholder shall be entitled to one vote for each share of Common Stock held by such stockholder and such votes may be cast either in person or by proxy.

PROXY SOLICITATION

The cost of the preparation of proxy materials and the solicitation of proxies will be paid by the Company. The Company has engaged Georgeson LLC as the proxy solicitor for the 2025 Annual Meeting for a fee of approximately $11,500 plus reasonable expenses. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

A description of the procedures as to how stockholders may send communications to the Board or individual Board members is included on the Company’s website at https://investor.landstar.com/committee-details/shareholder-communications-board-directors.

VOTING SECURITIES

Shares of Common Stock are the only class of voting securities of the Company which are outstanding. On March 21, 2025, 34,946,479 shares of Common Stock were outstanding. At the 2025 Annual Meeting, each stockholder of record at the close of business on March 21, 2025 will be entitled to one vote for each share of Common Stock owned by such stockholder on that date as to each matter properly presented to the 2025 Annual Meeting. The holders of a majority of the total number of the issued and outstanding shares of Common Stock on such date shall constitute a quorum for purposes of the 2025 Annual Meeting (a “Quorum”).

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

There are currently eight members of the Board, whose terms will expire at the 2025 Annual Meeting.

The Board has nominated Dr. Homaira Akbari, Mr. David G. Bannister, Mr. James L. Liang, Mr. Frank A. Lonegro, Ms. Diana M. Murphy, Mr. Anthony J. Orlando, Mr. George P. Scanlon and Ms. Teresa L. White as Directors for election at the 2025 Annual Meeting. It is intended that the shares represented by the form of proxy will be voted at the 2025 Annual Meeting for the election of nominees Dr. Akbari, Mr. Bannister, Mr. Liang, Mr. Lonegro, Ms. Murphy, Mr. Orlando, Mr. Scanlon and Ms. White as Directors, unless the proxy specifies otherwise. Dr. Akbari, Mr. Bannister, Mr. Liang, Mr. Lonegro, Ms. Murphy, Mr. Orlando, Mr. Scanlon and Ms. White would each be elected for a term to expire at the 2026 Annual Meeting, and each has indicated his or her willingness to serve as a member of the Board, if elected.

If, for any reason not presently known, Dr. Akbari, Mr. Bannister, Mr. Liang, Mr. Lonegro, Ms. Murphy, Mr. Orlando, Mr. Scanlon or Ms. White is not available for election at the time of the 2025 Annual Meeting, the shares represented by the form of proxy may be voted for the election of one or more substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for such substitute nominee(s).

Assuming the presence of a Quorum, to be elected, a nominee must receive the affirmative vote of a majority of the votes cast by the holders of Common Stock with respect to that director’s election at the 2025 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

DIRECTORS OF THE COMPANY

The following information describes the principal occupation or employment, other affiliations and business experience of each of the nominees named above for election as a Director at the 2025 Annual Meeting.

Name	Age	Business Experience

Homaira Akbari	64

Dr. Akbari has been a Director of the Company since January 2013. Dr. Akbari is currently the President and Chief Executive Officer of AKnowledge Partners, LLC, a global advisory firm providing high-impact consultative strategies and advice to Fortune 1000 companies and private equity firms in the sectors of The Internet of Things, cybersecurity, enterprise software and artificial intelligence. From 2007 to 2012, Dr. Akbari was the President and Chief Executive Officer of SkyBitz, Inc., a leading provider of remote asset tracking and security solutions specializing in real-time decision-making tools for companies with unpowered assets such as truck trailing equipment, intermodal containers and rail cars. Prior to her service with SkyBitz, Dr. Akbari held executive positions at Microsoft Corporation, Thales Group, TruePosition, Inc., a subsidiary of Liberty Media Corporation, and Cambridge Strategic Management Group (CSMG). Dr. Akbari holds a Ph.D. in particle physics from Tufts University and is presently a member of the Business Board of Advisors for Carnegie Mellon University. Dr. Akbari also serves on the board of directors of Banco Santander, S.A., a company incorporated in Spain and listed on the New York Stock Exchange (“NYSE”). Dr. Akbari also has served since 2020 on the Board of Directors of Santander Consumer USA Holdings Inc., formerly a NYSE listed company until January 2022. Dr. Akbari formerly served on the board of directors of (i) Temenos AG, a company incorporated in Switzerland and listed on the SIX Swiss Exchange, from May 2020 to May 2023, (ii) GEMALTO N.V., a company incorporated in the Netherlands and formerly listed on the Euronext Amsterdam and Euronext Paris, from 2013 to 2019, and (iii) Veolia S.A., a company incorporated in France and listed on the Euronext Paris, from 2015 to 2019.

Dr. Akbari has extensive business experience, with an emphasis on the use of technology within the transportation and logistics sector and cybersecurity. The Board believes Dr. Akbari’s experience as leading AKnowledge Partners and as the former Chief Executive Officer of SkyBitz, a major technology vendor to the transportation sector, as well as to many industrial sectors served by the Company, provides important technological, cybersecurity and business expertise to the Board. The Board also believes that Dr. Akbari’s prior executive service in various capacities with a number of large multinational corporations provides the Board with additional expertise in international matters.

David G. Bannister	69	Mr. Bannister has been a Director of the Company since April 1991. Mr. Bannister is currently a private investor. From May 2005 to September 2014, Mr. Bannister held a number of positions with FTI Consulting, Inc. (“FTI”), a global business consulting firm

Name	Age	Business Experience

listed on the NYSE. Effective April 1, 2011, Mr. Bannister was elected to the position of Chairman of the North American Region of FTI. In this capacity, Mr. Bannister had operating and profitability responsibility for FTI’s client-service operations and business segments. Mr. Bannister served as Executive Vice President and Chief Financial Officer of FTI from March 2010 to April 2011, Executive Vice President – Corporate Development and Chief Administrative Officer from December 2008 to March 2010, Executive Vice President – Corporate Development from June 2006 to December 2008 and Senior Vice President – Business Development from May 2005 to June 2006. From 1998 to 2003, Mr. Bannister was a General Partner of Grotech Capital Group, Inc., a private equity and venture capital firm. Prior to joining Grotech Capital Group, Inc. in May 1998, Mr. Bannister was a Managing Director at Deutsche Bank Alex Brown Incorporated.

Mr. Bannister has broad financial and strategic experience through a long career that has included work as (i) an investment banker focused on the transportation sector, (ii) a private equity and venture capital investor and (iii) as a senior executive with FTI. In his former capacity as a senior executive with FTI, Mr. Bannister was involved extensively with FTI’s operational strategy and global expansion, with responsibility for all of FTI’s business segments, budgeting and strategic growth initiatives. Earlier in his career, Mr. Bannister was a certified public accountant with Deloitte, Haskins and Sells and has extensive experience with financial reporting and auditing matters. The Board believes Mr. Bannister’s experience, together with his over 30 years of service as a Director of the Company, allows him to bring a sophisticated, diverse and seasoned business perspective to the Board.

James L. Liang	67

Mr. Liang has been a Director of the Company since March 2022. Mr. Liang is the founder of Hope Street Advisers, LLC, an investment firm through which he invests in early-stage technology companies, and an operating partner at Updata Partners LLC, a growth equity investment firm focused on B2B software companies. Earlier in his career, Mr. Liang served from 2008 to 2011 as the Senior Vice President, Strategy & Corporate Development at Amdocs, Ltd., a publicly held software company listed on the NASDAQ Global Select Market, where he led all corporate strategic planning and acquisition activities. Before that, Mr. Liang served as Vice President, Strategy – Global Technology Services (GTS), IBM’s technology services division, leading initiatives to drive global growth. Prior to his roles as an operator, Mr. Liang was an investment banker at Morgan Stanley & Co., Inc. from 1993 to 2004, culminating his service at Morgan Stanley as the head of global technology investment banking.

Mr. Liang has extensive experience working in and with innovative companies as an investor, operator and advisor. The Board believes Mr. Liang provides important strategic and financial expertise rooted in a technology-based background.

Name	Age	Business Experience

Frank A. Lonegro	56

Mr. Lonegro has been a Director of the Company since February 2024. Mr. Lonegro has been President and Chief Executive Officer of the Company since February 2024. He is also an officer or director of each of the Company’s subsidiaries and is a trustee of the Landstar Scholarship Fund. Prior to joining Landstar, Mr. Lonegro was the Executive Vice President and Chief Financial Officer of Beacon Roofing Supply, Inc. (“Beacon”), a Fortune 500 NASDAQ listed North American distribution company, specializing in residential and commercial roofing products and complementary offerings such as siding and waterproofing. Prior to working at Beacon, Mr. Lonegro worked for almost 20 years at CSX Corporation, a Fortune 500 NASDAQ listed rail transportation company. During his tenure at CSX, Mr. Lonegro served in a number of capacities, including Executive Vice President and Chief Financial Officer from 2015 to 2019, as well as executive leadership roles in technology and operations earlier in his tenure, including President of CSX Technology, Vice President of Service Design, and Vice President of Mechanical. Mr. Lonegro also serves on the board of directors of Duos Technologies Group, Inc., a NASDAQ listed company.

Mr. Lonegro has broad financial, operational and technology leadership experience at large, publicly-traded organizations. As Chief Executive Officer, Mr. Lonegro is responsible for leading the overall strategic direction of the enterprise.

Diana M. Murphy	68

Ms. Murphy was elected by the Board of Directors as non-executive Chairman of the Board in May 2015. Ms. Murphy served as Lead Independent Director of the Board from May 2012 to May 2015. Ms. Murphy has been a Director of the Company since February 1998. Ms. Murphy is a Managing Director of Rocksolid Holdings, LLC, a private equity firm. She was the Managing Director of the Georgia Research Alliance Venture Fund from 2012 to 2015. From 1997 to 2007, she was a Managing Director at Chartwell Capital Management Company, a private equity firm. Prior to that time, Ms. Murphy spent over 15 years in various senior management positions in the publishing industry. Ms. Murphy also serves on the board of directors of American International Group, Inc. (AIG), a NYSE listed company, Atlanta Braves Holdings, Inc., a NASDAQ listed company, and Synovus Financial Corporation, a NYSE listed company. Ms. Murphy served on the board of directors of CTS Corporation, a NYSE listed company, from 2010 to 2020. Ms. Murphy also serves on the board of directors of several private companies and non-profit organizations and is a past President of the United States Golf Association.

Ms. Murphy has extensive experience in leadership roles on boards of publicly traded, private and non-profit organizations. The Board believes Ms. Murphy’s business acumen and expertise in strategic planning, management development and risk management, provides important perspective and experience to the Board, especially in her role as non-executive Chairman.

Name	Age	Business Experience

Anthony J. Orlando	65

Mr. Orlando has been a Director of the Company since May 2015. Mr. Orlando is currently a private investor. From October 2004 until March 2015, Mr. Orlando served as the President and Chief Executive Officer of Covanta Holding Corporation (“Covanta”), a leading provider of sustainable waste and energy solutions that was listed on the NYSE during his tenure. Prior to serving as the President and Chief Executive Officer of Covanta, Mr. Orlando was the President and Chief Executive Officer of Covanta Energy from November 2003 to October 2004. From March 2003 to November 2003, Mr. Orlando served as Senior Vice President, Business and Financial Management of Covanta Energy. Mr. Orlando served in various other capacities with Covanta and its affiliates beginning in 1987. Mr. Orlando formerly served on the board of directors of Covanta from 2005 to 2017, and on the board of directors of Contura Energy, Inc., a NYSE-listed company, from 2017 to 2019.

Mr. Orlando has extensive business experience, having served in a number of different roles at Covanta with responsibility for, among other areas, strategic, operational and financial matters. The Board believes Mr. Orlando’s service, in particular as Chief Executive Officer of Covanta, adds valuable expertise to the Board.

George P. Scanlon	67

Mr. Scanlon has been a Director of the Company since May 2017. Mr. Scanlon is currently a private investor. From 2010 to 2013, Mr. Scanlon was the Chief Executive Officer of Fidelity National Financial, Inc. (“FNF”), after serving as Chief Operating Officer of FNF earlier in 2010. FNF, listed on the NYSE, is the nation’s largest title insurance company, through its title insurance underwriters, and a leading provider of technology and transaction services to the real estate and mortgage industries. Mr. Scanlon also served as the Executive Vice President - Finance of Fidelity National Information Services from 2009 to 2010 and the Chief Financial Officer of Fidelity National Information Services, also listed on the NYSE, from 2008 to 2009. Prior to working at FNF, Mr. Scanlon served as the Chief Financial Officer at several companies in various industries, including real estate, technology and data services. Earlier in his career, Mr. Scanlon worked for approximately 18 years for Ryder System, Inc., a NYSE-listed transportation and supply chain management solutions company, in a number of financial, audit and strategic roles, and for Price Waterhouse (now PricewaterhouseCoopers International Limited) (“PwC”) as an accountant. Mr. Scanlon also currently serves on the board of directors of Weave Communications, Inc., a NYSE listed company, and Cyndx Holdco, Inc., a privately held company. Mr. Scanlon previously served on the board of directors of WageWorks, Inc., formerly a NYSE-listed company, from 2018 to 2019 and Remy International, Inc., formerly a NASDAQ-listed company, from 2012 to 2015.

Mr. Scanlon has broad business, financial and strategic expertise through a long career with both public and private companies in a

Name	Age	Business Experience
		number of industries. Mr. Scanlon’s service as an executive at FNF, particularly his service as the former Chief Executive Officer of FNF, brings valuable experience to the Board. FNF also owned minority or majority equity positions in a number of private portfolio companies on whose boards Mr. Scanlon previously served, including Comdata, Inc., a leading provider of fleet management and B2B payment solutions for the trucking industry and a key vendor to the Company. Mr. Scanlon also offers a very strong financial background, having served as the chief financial officer at a number of companies, as a financial executive at Ryder System, Inc., and as an accountant at PwC.

Teresa L. White	58

Ms. White has been a Director of the Company since March 2022. Ms. White served as President of Aflac U.S., which constitutes the operating U.S. insurance businesses for Aflac Incorporated, a publicly held company listed on the NYSE, from October 2014 until March 2023. Prior to becoming President, Ms. White served in various leadership positions with Aflac, including Chief Operating Officer from July 2013 to September 2014, Executive Vice President and Chief Services Officer from October 2012 to July 2013 and Executive Vice President and Chief Administrative Officer from March 2008 to October 2012, among others. Ms. White also serves on the board of directors of Synovus Financial Corporation, a NYSE listed company. Ms. White has served on the boards of various non-profit and professional organizations, including the Georgia Chamber Board of Governors, Neighborworks Columbus and Americas Health Insurance Plans.

Ms. White’s long, multifaceted career at Aflac has included responsibility over many key functional areas, including marketing, sales and distribution, information technology, corporate communications, operations, U.S. financial management and shared services. As President of Aflac U.S., she oversaw the company’s extensive distribution network of individual agents and brokers across the U.S., as well as nearly 5,000 employees. Ms. White’s extensive operational and strategic background, coupled with her marketing, sales, talent and risk management experience in a large, sophisticated business with an extensive independent agent network provides valuable experience and expertise to the Board.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when matters require Board action between scheduled meetings. In addition, the Independent Directors (as defined below) of the Board meet regularly in executive session without any other members of management or the Board present.

Attendance at Annual Meetings

Each member of the Board is required to attend all meetings (whether special or annual) of the stockholders of the Company. In the case where a Director is unable to attend a special or annual stockholders’ meeting, such absence shall be publicly disclosed in the subsequent Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “SEC”) and an explanation for such absence shall be provided to the Company’s Nominating and ESG Committee. Any consideration of additional Company action, as appropriate, with respect to such absence shall be solely within the discretion of the Nominating and ESG Committee of the Board. All current Board members attended the 2024 Annual Meeting of Stockholders (“2024 Annual Meeting”), which was held virtually.

Attendance at Board Meetings

During the Company’s 2024 fiscal year, the Board held nine meetings and did not act by written consent. During the Company’s 2024 fiscal year, each current Director who served on the Board in 2024 attended 75% or more of the total number of meetings of the Board and all committees of the Board on which such Director serves.

Independent Directors

Each of Homaira Akbari, David G. Bannister, James L. Liang, Diana M. Murphy, Anthony J. Orlando, George P. Scanlon and Teresa L. White is an “independent director,” as defined in Rule 5605(a)(2) of the Listing Rules of the NASDAQ Stock Market and Item 407(a) of Regulation S-K promulgated under the Securities Act and meets the requirements of Rule 5605(c)(2)(A) of such NASDAQ rules and Item 407(a) of Regulation S-K promulgated under the Securities Act (such Directors are, collectively, the “Independent Directors”). The Independent Directors held six meetings during fiscal year 2024, in each case in executive session without any other members of management or the Board present.

Structure and Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Nominating and ESG Committee, a Safety and Risk Committee and a Strategic Planning Committee to devote attention to specific subjects. The functions of these committees and the number of meetings held during 2024 are described below. The Board does not currently have an Executive Committee. The Independent Directors have elected a non-executive Chairman, whose role is further described below. In addition, the Board has established a Disclosure Committee comprised of members of management, including one employee member of the Board, to establish and maintain certain disclosure controls and procedures to ensure accurate and timely disclosure in the Company’s periodic reports filed with the SEC, and a Risk Committee comprised of members of management, including one employee member of the Board, to identify, assess and manage the enterprise-wide significant risks and related policies and procedures of the Company.

Each of the Audit Committee, Compensation Committee and Nominating and ESG Committee solely consist of the Independent Directors, with a different Independent Director serving as the Chairman for each such committee. In addition, Mr. Scanlon serves as the Chairman of the Strategic Planning Committee and Dr. Akbari

serves as the Chairman of the Safety and Risk Committee, each of which is comprised of all of the Directors on the Board. Historically, each of the Audit Committee, Compensation Committee and Nominating and ESG Committee has typically invited the Chief Executive Officer, the Director who does not serve on those committees, to attend all regular meetings of these three committees, excluding any meetings of the Compensation Committee to the extent pertaining to the executive compensation arrangements of the Chief Executive Officer.

Leadership Structure of the Board

The leadership structure of the Board consists of: (i) a non-executive Chairman; (ii) an Independent Director serving as Chairman of the Audit Committee; (iii) an Independent Director serving as Chairman of the Compensation Committee; (iv) an Independent Director serving as Chairman of the Nominating and ESG Committee; (v) an Independent Director serving as Chairman of the Strategic Planning Committee; (vi) an Independent Director serving as Chairman of the Safety and Risk Committee; and (vii) an employee Director who also serves as the Company’s President and Chief Executive Officer. Each of the Audit Committee, the Compensation Committee and the Nominating and ESG Committee consists solely of Independent Directors.

The Board believes this leadership structure is appropriate for the Company as the Company’s Chief Executive Officer is responsible for leading the overall strategic direction of the enterprise; however, the Independent Directors, led by the non-executive Chairman of the Board, retain the decision making authority of the Board because the Independent Directors consist of a majority of the members of the Board. In addition, the Independent Directors constitute the sole members of the Audit Committee, Compensation Committee and Nominating and ESG Committee and a majority of members of the Strategic Planning Committee and the Safety and Risk Committee. The Board also believes that its leadership structure is supported by Independent Directors serving as the Chairman of each committee of the Board, as the Chairman of each committee of the Board has responsibility for setting the agenda for each meeting of that committee. Ms. Murphy, as non-executive Chairman, sets the agenda for the meetings of the Board and the meetings of the Independent Directors. Further, the Company’s internal audit function reports directly to the Audit Committee. Finally, there are no meetings of the Board or any committee of the Board at which each Independent Director is not an invited member, the Independent Directors meet regularly in executive session without any members of management present, including the Chief Executive Officer, and the Independent Directors have significant input regarding the Board’s agenda and information flow.

Non-Executive Chairman

On May 19, 2015, the Board elected Diana M. Murphy to serve as non-executive Chairman of the Board for such term as the Board may determine. In appointing Ms. Murphy as the non-executive Chairman of the Board following the Company’s 2015 Annual Meeting, the Board considered Ms. Murphy’s extensive experience with the Company having served on the Board since 1998, including her service as Lead Independent Director since 2012 and her service at various times as Chairman of the Nominating and Corporate Governance Committee (subsequently renamed the Nominating and ESG Committee), the Strategic Planning Committee and the Compensation Committee.

The duties and responsibilities of the non-executive Chairman include: (i) to preside as the chairman at all meetings of the Board; (ii) to preside as the chairman at all meetings of the Independent Directors; (iii) to serve as a liaison between the Independent Directors and the Chief Executive Officer; (iv) to coordinate with the Chief Executive Officer to prepare meeting agendas and related materials for meetings of the Board; (v) to coordinate with the other Independent Directors of the Board to develop the agenda with respect to all meetings of the Independent Directors; (vi) to have the authority to call meetings of the Board and meetings of the Independent Directors; (vii) to approve the annual schedule of meetings of the Board; (viii) to ensure that the Board has adequate resources, including complete, timely information necessary to enable the members of the Board to perform their duties; and (ix) to communicate to management, as appropriate, the results of private discussions among the Independent Directors.

In addition to the aforementioned duties, the non-executive Chairman of the Board is also the Chairman of the Nominating and ESG Committee. In that capacity, Ms. Murphy leads the process by which potential new Independent Directors are identified and evaluated. The Board believes it is important to confer this responsibility on the non-executive Chairman in order to support a Board structure where the Independent Directors retain the decision making authority of the Board.

Separation of the Roles of Chairman and Chief Executive Officer

Ms. Murphy, the former Lead Independent Director of the Company, was appointed non-executive Chairman of the Board, effective May 19, 2015. Historically, the Company has experienced periods during which the roles of Chairman of the Board and Chief Executive Officer have been combined and periods during which these roles have been separated. The Board believes that an analysis of whether the roles of Chairman of the Board and Chief Executive Officer should be separated is based on the facts and circumstances applicable at the time of the analysis and that it may not be appropriate under all circumstances to separate the roles of Chairman of the Board and Chief Executive Officer.

Declassification of the Board

The stockholders of the Company voted at the Company’s 2023 Annual Meeting to approve amendments to the Company’s Restated Certificate of Incorporation, to, among other things, declassify the Board over a two-year period beginning at the 2023 Annual Meeting and provide for the annual election of all Directors beginning at the Company’s 2025 Annual Meeting. The terms of all Directors will expire annually as of the 2025 Annual Meeting, and each Director nominee at our 2025 Annual Meeting and each Annual Meeting of Stockholders thereafter will be elected for a one-year term expiring at the following year’s Annual Meeting of Stockholders.

Audit Committee

The members of the Audit Committee are Homaira Akbari, David G. Bannister, James L. Liang, Diana M. Murphy, Anthony J. Orlando (Chairman), George P. Scanlon and Teresa L. White, each an Independent Director.

The Charter of the Audit Committee was amended and restated by the Board at the May 18, 2020 Board meeting. The Charter of the Audit Committee more fully describes the purposes, membership, duties and responsibilities of the Audit Committee described herein. A copy of the Charter of the Audit Committee is available on the Company’s website at https://investor.landstar.com/committee-details/audit-committee-charter.

The Audit Committee (i) appoints the independent registered public accounting firm for the Company and monitors the performance of such firm, (ii) reviews the scope and results of the annual audits, (iii) evaluates with the independent registered public accounting firm the Company’s annual audit of the consolidated financial statements and audit of internal control over financial reporting, (iv) monitors the performance of the Company’s internal audit function, (v) reviews with management the annual and quarterly financial statements, (vi) reviews with management and the internal auditors the status of internal control over financial reporting, (vii) reviews and maintains procedures for the anonymous submission of complaints concerning accounting and auditing irregularities and (viii) reviews problem areas having a potential financial impact on the Company which may be brought to its attention by management, the internal auditors, the independent registered public accounting firm, the Board or through an anonymous submission of complaints. In addition, the Audit Committee preapproves all non-audit related services provided by the Company’s independent registered public accounting firm, currently KPMG, and approves the independent registered public accounting firm’s fees for services rendered to the Company. During the 2024 fiscal year, the Audit Committee held ten meetings and did not act by written consent.

Compensation Committee

The members of the Compensation Committee are Homaira Akbari, David G. Bannister (Chairman), James L. Liang, Diana M. Murphy, Anthony J. Orlando, George P. Scanlon and Teresa L. White, each an Independent Director.

The Compensation Committee functions include: (i) reviewing and making determinations with respect to matters having to do with the compensation of Executive Officers and Directors of the Company and (ii) administering certain plans relating to the compensation of employees and Directors. During the Company’s 2024 fiscal year, the Compensation Committee held four meetings and did not act by written consent.

The Charter of the Compensation Committee was amended and restated by the Board at the January 23, 2024 Board meeting. The Charter of the Compensation Committee more fully describes the purposes, membership, duties and responsibilities of the Compensation Committee described herein. A copy of the Charter of the Compensation Committee is available on the Company’s website at https://investor.landstar.com/committee-details/charter-compensation-committee.

The Compensation Committee has full and complete discretion to establish the compensation payable to the Company’s Chief Executive Officer and the other Executive Officers and oversees the compensation payable to other employees of the Company. With regard to the Executive Officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee, following authorization by the Board, has delegated to the Company’s Chief Executive Officer authority with respect to management of annual salary decisions for employees making up to $200,000 in annual salary. In addition, the Compensation Committee has delegated to the Company’s Chief Executive Officer the authority with respect to the grant of restricted stock units and/or nonvested restricted stock up to an aggregate grant date fair value of $200,000 per employee (other than Executive Officers) with vesting over a period of no less than three years from the date of the grant following consultation with the Chairman of the Compensation Committee. The Compensation Committee has otherwise not delegated to management any of its responsibilities with respect to the compensation of the Executive Officers of the Company, except with respect to the day-to-day operations of the Company’s compensation plans.

The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisors, including compensation consultants. The Compensation Committee periodically reviews the Company’s compensation programs.

Compensation Committee Interlocks and Insider Participation

As noted above, the members of the Compensation Committee are Homaira Akbari, David G. Bannister, James L. Liang, Diana M. Murphy, Anthony J. Orlando, George P. Scanlon and Teresa L. White. All members of the Compensation Committee are Independent Directors, and no member is or has been an employee of the Company. During the Company’s 2024 fiscal year, no Executive Officer of the Company served as a member of the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Board or the Compensation Committee.

Nominating and ESG Committee

The members of the Nominating and ESG Committee are Homaira Akbari, David G. Bannister, James L. Liang, Diana M. Murphy (Chairman), Anthony J. Orlando, George P. Scanlon and Teresa L. White, each an Independent Director.

The functions of the Nominating and ESG Committee include to (i) review the composition of the Board and its committees to determine whether it may be appropriate to add or remove individuals or otherwise change the composition thereof; (ii) oversee the self-evaluation of the Board and the self-evaluation of each Board committee; (iii) review and evaluate current directors for re-nomination to the Board or reappointment to any

Board committee; (iv) identify individuals qualified and suitable to become Board members and recommend to the Board the director nominees for each annual meeting of stockholders; (v) develop and recommend to the Board a set of corporate governance principles applicable to the Company; and (vi) provide oversight of the Company’s corporate responsibility initiatives and principles, including those relating to environmental and social matters. During the Company’s 2024 fiscal year, the Nominating and ESG Committee held two meetings and did not act by written consent.

The Charter of the Nominating and ESG Committee was amended and restated by the Board at the December 8, 2020 Board meeting. The Charter more fully describes the purposes, membership, duties and responsibilities of the Nominating and ESG Committee described herein. A copy of the Charter of the Nominating and ESG Committee is available on the Company’s website at https://investor.landstar.com/committee-details/nominating-and-corporate-governance-committee-charter.

The Nominating and ESG Committee oversees an annual self-evaluation conducted by the Board, which may involve the engagement of third-party advisors to facilitate such self-evaluation, in order to determine whether the Board and its committees are functioning effectively. The Nominating and ESG Committee also oversees individual Director self-assessments and succession planning, which may also involve the engagement of third-party advisors. In 2024, the Nominating and ESG Committee retained Spencer Stuart to assist in these processes. The Nominating and ESG Committee considers the Board, committee and individual Director self-assessments for purposes of making recommendations to the Board as to the persons who should be nominated for election or re-election, as the case may be, at each upcoming annual meeting of stockholders.

The Nominating and ESG Committee considers candidates for the Board suggested by its members and other Board members, as well as management and stockholders. The Nominating and ESG Committee also has the authority to engage search firms to help conduct searches for new candidates for the Board. There are no differences in the manner in which the Nominating and ESG Committee evaluates nominees for the Board based on whether or not the nominee is recommended by one of its members, another Board member, management or a stockholder. The Nominating and ESG Committee evaluates prospective nominees against a number of minimum standards and qualifications, including business experience and financial literacy. The Nominating and ESG Committee also considers such other factors as it deems appropriate, including the current composition of the Board, the balance of management Directors and Independent Directors, the need for Audit Committee or other relevant expertise, the evaluations of other prospective nominees and other individual qualities and attributes that contribute to a broad spectrum of skills, experience, perspective and personal characteristics among members of the Board. The Nominating and ESG Committee then determines whether to interview the prospective nominees, and, if warranted, one or more of the members of the Nominating and ESG Committee, and others as appropriate, interview such prospective nominees whether in person or by telephone. After completing this evaluation and, if warranted, interview, the Nominating and ESG Committee makes a recommendation to the Board as to the persons who should be nominated by the Board. The Board then determines the nominees after considering the recommendation and report of the Nominating and ESG Committee.

Stockholders who wish to submit names to the Nominating and ESG Committee for consideration for nomination to the Board should do so in writing addressed to the Nominating and ESG Committee, c/o Corporate Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

Following the recommendation of the Nominating and ESG Committee, the Board approved the Company’s revised Corporate Governance Guidelines at its August 3, 2022 meeting. The Corporate Governance Guidelines set forth, among other things, guidelines with respect to Director qualification standards and Board membership criteria, limitations on the number of public company boards on which a Director may serve, attendance of Directors at Board meetings, Director compensation, Director education, evaluation of the Company’s Chief Executive Officer and Board self-assessment. A copy of the Corporate Governance Guidelines is available on the Company’s website at www.landstar.com under Investor Relations at https://investor.landstar.com/committee-details/corporate-governance-guidelines.

With respect to environmental and social matters, the Nominating and ESG Committee provides oversight with respect to the Company’s efforts and related public disclosure regarding environmental stewardship in its operations and social matters pertaining to the Company’s business, including current and emerging social trends and issues that may affect the business operations, performance and public image of the Company. Information regarding Landstar’s corporate responsibility efforts is available on the Company’s website at https://www.landstar.com/corporate-information/corporate-responsibility.

Safety and Risk Committee

The members of the Safety and Risk Committee are Homaira Akbari (Chairman), David G. Bannister, James L. Liang, Frank A. Lonegro, Diana M. Murphy, Anthony J. Orlando, George P. Scanlon and Teresa L. White.

The Charter of the Safety and Risk Committee was amended and restated by the Board at the May 18, 2020 Board meeting. The Charter more fully describes the purposes, membership, duties and responsibilities of the Safety and Risk Committee described herein. A copy of the Charter of the Safety and Risk Committee is available on the Company’s website at https://investor.landstar.com/committee-details/charter-safety-and-risk-committee. During the Company’s 2024 fiscal year, the Safety and Risk Committee held three meetings and did not act by written consent.

The Safety and Risk Committee functions include the review and oversight of the Company’s safety performance, goals and strategies and the Company’s enterprise-wide risk identification, policies and procedures. The Company has also established a Management Risk Committee, consisting of those members of executive management of the Company with ultimate responsibility for the Company’s enterprise risk management practices. The current members of this committee include each of the Company’s Executive Officers: the President and Chief Executive Officer, the Vice President and Chief Financial Officer, the Vice President and Chief Safety and Operations Officer, the Vice President and Chief Information Officer, the Vice President and Chief Field Sales Officer, the Vice President and Chief Corporate Sales, Strategy and Specialized Freight Officer, Vice President, General Counsel and Secretary, and Vice President and Chief Administrative Officer, and the President of Landstar System Holdings, Inc. (“LSHI”) and each of the agent-based transportation services subsidiaries of the Company (the “Agent-Based Operating Subsidiaries”). The Management Risk Committee also includes the following officers of LSHI: the Vice President of Network Services, the Director of Internal Audit, and the Vice President, Corporate Controller. The Management Risk Committee meets on a quarterly basis to review the Company’s enterprise-wide risk identification and monitoring practices, policies and procedures. Representatives from the Management Risk Committee meet with the Safety and Risk Committee at least twice annually to review and discuss enterprise risk management within the Company.

The Safety and Risk Committee functions also include review with management of the performance, goals and strategies of the Company with respect to (i) the Company’s enterprise risk management program, (ii) the safety of the Company’s employee workforce, (iii) the safety of the Company’s freight transportation operations, (iv) insurance-based risk management, which may involve the use of arrangements with third party insurance and reinsurance companies, the Company’s captive insurance company, and self-insurance and other risk-retention practices, and (v) the security of and risks related to information technology systems and procedures, including cybersecurity, the Company’s information security training programs and other cyber and information security related matters.

The Safety and Risk Committee is responsible for the oversight of risks from cybersecurity threats and data security, including with respect to artificial intelligence (“AI”) related risks. At least semi-annually, the Safety and Risk Committee receives an overview of the Company’s data security posture and cybersecurity threat risk management and strategy processes from the Chief Information Officer and the Vice President of Network Services. Material cybersecurity threat risks are considered during meetings of the Safety and Risk Committee, as well as Board and other Board committee meeting discussions, relating to matters such as enterprise risk management, internal controls over financial reporting and business continuity planning.

Strategic Planning Committee

The members of the Strategic Planning Committee are Homaira Akbari, David G. Bannister, James L. Liang, Frank A. Lonegro, Diana M. Murphy, Anthony J. Orlando, George P. Scanlon (Chairman) and Teresa L. White. During the Company’s 2024 fiscal year, the Strategic Planning Committee held five meetings and did not act by written consent.

The Strategic Planning Committee functions include the review and consideration of the strategic objectives of the Company as well as the Company’s action plans designed and intended to achieve these strategic objectives. The Strategic Planning Committee solicits the views of the Company’s senior management and assesses strategic directions for implementation. The Strategic Planning Committee also reviews and approves the Company’s annual operating plan each year upon which is based the annual budgeted amount of diluted earnings per share that the Compensation Committee approves for purposes of establishing the “threshold” target under the Company’s incentive compensation program. See “Compensation Discussion and Analysis – Performance Based Compensation – Annual Incentive Compensation Program” for more information.

DIRECTOR QUALITIES, SKILLS, AND DIVERSITY

Core Competencies

Our Board believes that all Directors should possess certain core qualities that ensure their fitness to lead the Company, as described below. We believe that each of our Directors possesses the following skills:

•	Strategic Oversight experience is essential to guiding our long-term business strategy.

•	Stockholder Advocacy supports our goals of strong Board and management accountability and alignment with stockholder interests.

•	Leadership experience is important for setting the appropriate “tone at the top” and developing leadership qualities in others.

•	Integrity and Ethics are paramount for ensuring the sound reputation and operation of the Company.

Important Skills and Attributes

In addition to the core competencies noted above, our Board believes that the Company will be best served by Directors with a wide array of talents and perspectives to drive innovation, promote critical thinking and enhance discussion. Each of the following important skills and attributes meaningfully adds to our Board’s depth.

Important Skills and Attributes	Homaira Akbari	David G. Bannister	James L. Liang	Frank A. Lonegro	Diana M. Murphy	Anthony J. Orlando	George P. Scanlon	Teresa L. White
Other Public Company Board Experience: Supports the Board through relevant knowledge and understanding.	●	●		●	●	●	●	●

Public Company Executive Experience: Supports the Company’s management team through relevant advice and leadership.		●	●	●	●	●	●	●

Financial/Accounting Experience: Critical to the oversight of the Company’s financial statements, financial reporting and internal controls.	●	●	●	●	●	●	●	●

Industry/Operational Experience: Contributes to a deeper understanding of the Company’s operations as well as challenges and opportunities relating to the Company’s business model.	●	●		●		●	●	●

Capital Allocation, Financing and Investment: Valuable in overseeing the Company’s capital allocation strategies, capital structure and financing activities.	●	●	●	●	●	●	●

Public Company Executive Compensation Experience: Contributes to the Board’s ability to attract, motivate and retain executive talent and align executive compensation with long-term stockholder value.	●	●	●	●	●	●	●	●

Public Policy and Regulation: Contributes to the Board’s understanding of complex public policy issues and legal, regulatory, environmental and compliance risks.				●	●	●	●	●

Information Technology and Cybersecurity: Contributes to the Board’s understanding of information technology and cybersecurity risks and opportunities.	●		●	●			●	●

Communications and Brand Management: Valuable in managing communications with stakeholders and protecting the Company’s brand and reputation.	●	●		●	●			●

Sales and Marketing: Valuable in promoting and selling our services.	●	●			●			●

Risk Management and Insurance: Contributes to the identification, assessment and prioritization of risks facing the Company and the Company’s use of insurance to help manage certain risks	●	●		●	●	●	●	●

Board Diversity

The following table provides information in a standardized matrix as of April 4, 2025: (i) the total number of Company board members and (ii) how those board members self-identify regarding gender, predefined race and ethnicity categories.

Board Diversity Matrix (as of April 4, 2025)
Total Number of Directors	8

	Female	Male
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
African American or Black	1	0
Alaskan Native or Native American	0	0
Asian	0	1
Hispanic	0	0
Middle Eastern or North African	0	0
Native Hawaiian or Pacific Islander	0	0
White	1	4
Two or More Races or Ethnicities	0	0
Did Not Disclose Demographic Background	1

Definitions of the terms used in this table are as follows:

•	African American or Black (not of Hispanic origin) – A person having origins in any of the Black racial groups of Africa.

•

Alaskan Native or Native American – A person having origins in any of the original peoples of North and South America (including Central America), and who maintain cultural identification through tribal affiliation or community recognition.

•

Asian – A person having origins in any of the original peoples of the Far East, Southeast Asia, or the Indian subcontinent, including, for example, Cambodia, China, India, Japan, Korea, Malaysia, Pakistan, the Philippine Islands, Thailand, and Vietnam.

•	Hispanic – A person of Cuban, Mexican, Puerto Rican, South or Central American, or other Spanish culture or origin, regardless of race.

•	Middle Eastern or North African – A person having origins in any of the peoples of the Middle East or North Africa.

•	Native Hawaiian or Pacific Islander – A person having origins in any of the peoples of Hawaii, Guam, Samoa, or other Pacific Islands.

•	White (not of Hispanic origin) – A person having origins in any of the original peoples of Europe.

•	Two or More Races or Ethnicities – A person who identifies with more than one of the above categories.

COMPENSATION OF DIRECTORS

For fiscal year 2024, each Independent Director was paid an annual fee of $100,000 with no additional fees payable for attendance at or participation in Board or committee meetings or service as a chairman of a committee of the Board. Ms. Murphy, the non-executive Chairman of the Board, was paid an additional $50,000 annual fee to serve in that capacity.

In addition, each Independent Director was also entitled to receive a grant of restricted shares of Common Stock under the 2022 Directors Stock Compensation Plan on the first business day immediately following the 2024 Annual Meeting equal to a number of restricted shares of Common Stock determined based on the quotient of $150,000 divided by the fair market value of a share of Common Stock on the date of such grant, rounded to the nearest whole number of shares. Accordingly, each of the Independent Directors received a grant of 830 restricted shares of Common Stock under the 2022 Directors Stock Compensation Plan on May 8, 2024. Each such grant of restricted stock vests on the date of the next Annual Meeting following the 2024 Annual Meeting. Generally, the unvested shares of restricted stock are subject to forfeiture upon early departure of a Director from the Board for any reason prior to the Annual Meeting that immediately follows the Annual Meeting in respect of which such shares were granted.

Directors are not paid a retainer fee upon election or re-election to the Board. Directors are reimbursed for expenses incurred in connection with attending Board meetings and other company-related expenses such as attending director educational events.

Compensation Paid to Independent Directors

The following table summarizes the compensation paid to Independent Directors during 2024.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	All Other Compensation ($) (1)	Total ($)
Homaira Akbari	100,000	149,981	2,580	252,561
David G. Bannister	100,000	149,981	2,580	252,561
James L. Liang	100,000	149,981	2,580	252,561
Diana M. Murphy	150,000	149,981	2,580	302,561
Anthony J. Orlando	100,000	149,981	17,219	267,200
George P. Scanlon	100,000	149,981	2,580	252,561
Teresa L. White	100,000	149,981	2,580	252,561

(1)

Dr. Akbari, Mr. Bannister, Mr. Liang, Ms. Murphy, Mr. Orlando, Mr. Scanlon and Ms. White were each granted 830 restricted shares on May 8, 2024, the first business day immediately following the date of the Company’s 2024 Annual Meeting. The fair market value of a share of Common Stock on May 8, 2024 was $180.70. At December 28, 2024, Dr. Akbari, Mr. Bannister, Mr. Liang, Ms. Murphy, Mr. Scanlon and Ms. White each had 830 restricted shares outstanding and Mr. Orlando had 4,331 deferred stock units and 830 restricted shares outstanding, respectively. Dr. Akbari, Mr. Bannister, Mr. Liang, Ms. Murphy, Mr. Scanlon and Ms. White were each paid dividends on unvested restricted stock of $2,580 in 2024. Mr. Orlando was paid dividends on unvested restricted stock of $2,580 and dividend equivalents on deferred stock units of $14,639 in 2024, respectively. Dividends paid on shares of unvested restricted stock and dividend equivalents paid on deferred stock units are included in All Other Compensation in the table above.

Compensation Paid to Employee Directors

Employee directors do not receive any compensation for services as Directors, for services on committees of the Board or for attendance at meetings but are reimbursed for expenses incurred in their capacity as Directors.

Director Stock Ownership Guidelines

The Compensation Committee of the Board has established stock ownership guidelines for Directors that recommend that each Director own a number of shares of the Company’s Common Stock in an amount no less than five times the annual cash fee payable to an outside Director within five years of such Director’s initial election to the Board. At March 21, 2025, each current Director who has served five years on the Board was in compliance with the stock ownership guidelines.

Hedging and Pledging of Common Stock by Directors

The Company’s Insider Trading Policy prohibits the hedging and pledging of the Common Stock by all Directors under any circumstances. This summary of a portion of the Company’s Insider Trading Policy is not intended to be complete and is qualified in its entirety by such policy, a copy of which is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, and incorporated herein by reference.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee is comprised of all of the Independent Directors. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee is responsible for monitoring these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to the independent registered public accounting firm’s independence. The Audit Committee relies, without independent verification, on the information provided to it and on presentations and statements of fact made by management, the internal auditors and the independent registered public accounting firm.

In connection with these responsibilities, as discussed elsewhere in this Proxy Statement, the Audit Committee held five meetings and five telephonic meetings during the Company’s 2024 fiscal year. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the independent registered public accounting firm. The Audit Committee discussed with representatives of the independent registered public accounting firm the overall scope and plans for these audits. The Audit Committee also met with representatives of KPMG, with and without management and the internal auditors present, to discuss the Company’s fiscal year 2024 financial statements and the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed the December 28, 2024 audited financial statements with management and reviewed and discussed the status of the Company’s internal control over financial reporting with management and the internal auditors. The Audit Committee also discussed with representatives of the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” adopted by the Public Company Accounting Oversight Board, and also received written disclosures and the letter from KPMG required by the Public Company Accounting Oversight Board regarding KPMG’s independence from the Company. The Audit Committee had discussions with representatives of the independent registered public accounting firm concerning the independence of the independent registered public accounting firm under the rules and regulations governing auditor independence promulgated under the Sarbanes-Oxley Act. The Audit Committee had discussions with management and the internal auditors concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission (“SEC”) and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

The Board has determined that Mr. Bannister, Mr. Liang, Mr. Orlando and Mr. Scanlon, each an independent director under the NASDAQ and SEC audit committee structure and membership requirements, meet the SEC criteria of an “audit committee financial expert” under the standards established by Item 407(d) of Regulation S-K under the Securities Act. Mr. Bannister’s background and experience includes serving as a Managing Director of Deutsche Bank Alex Brown Incorporated, a General Partner of Grotech Capital Group, and as a senior executive with FTI Consulting, Inc., a global business consulting firm listed on the NYSE. In addition, Mr. Bannister was a certified public accountant employed as an audit manager at the firm of Deloitte, Haskins and Sells. Mr. Liang’s background and experience includes serving as an investment banker at Morgan Stanley & Co., Inc. from 1993 to 2004, culminating his service at Morgan Stanley as the head of global technology investment banking. Mr. Liang also served in key executive roles at Amdocs, Ltd., a publicly held software company listed on the NASDAQ Global Select Market, where he led all corporate strategic planning and acquisition activities and as Vice President, Strategy – Global Technology Services (GTS), IBM’s technology services division, leading initiatives to drive global growth. Mr. Liang also has a Masters in Business Administration (Finance and Marketing) from the University of Chicago and a Bachelor of Science in Applied Mathematics & Economics from Brown University. Mr. Orlando’s background and experience includes serving as the CEO of Covanta from 2004 to 2015, during which time he actively supervised the principal financial and accounting officer of Covanta and helped to oversee and assess the performance of public accountants with respect to the preparation, auditing and evaluation of Covanta’s financial statements. Mr. Orlando also has a Masters in Business Administration (Finance) from Seton Hall University. Mr. Scanlon’s background and experience includes serving as the Chief Executive Officer of FNF, a company listed on the NYSE, after serving as the Executive Vice President — Finance of Fidelity National Information Services, also listed on the NYSE, from 2009 to 2010 and the Chief Financial Officer of Fidelity National Information Services from 2008 to 2009. Prior to working at FNF, Mr. Scanlon served as the Chief Financial Officer at several companies in various industries, including real estate, technology and data services as well as at PwC as an accountant.

During 2024, the Audit Committee preapproved the continuation of all non-audit services to be rendered to the Company by the independent registered public accounting firm in 2024 (which services are disclosed elsewhere in this Proxy Statement) and concluded that these services, if any, complied with maintaining the independence of the registered public accounting firm.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in the 2024 Annual Report, filed with the SEC on February 21, 2025. The Audit Committee has also selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2025 and has recommended to the Board that this selection be presented to the stockholders for ratification.

THE AUDIT COMMITTEE

Anthony J. Orlando, Chairman

Homaira Akbari

David G. Bannister

James L. Liang

Diana M. Murphy

George P. Scanlon

Teresa L. White

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the executive officers (the “Executive Officers”) of the Company as of March 13, 2024. The Executive Officers of the Company serve at the discretion of the Board and until their successors are duly elected and qualified. For information regarding ownership of Common Stock by the Executive Officers of the Company, see “Security Ownership by Management and Others.” There are no family relationships among any of the Directors and Executive Officers of the Company or any of its subsidiaries.

Name	Age	Business Experience

Frank A. Lonegro	56	See previous description under “Directors of the Company.”

James M. Applegate	53	Mr. Applegate has been an Executive Officer of the Company since March 2024. He has been Vice President and Chief Corporate Sales, Strategy and Specialized Freight Officer of the Company since March 2024. Mr. Applegate served as Executive Vice President of Business Intelligence and Strategy of each of the Agent-Based Operating Companies from September 2018 to March 2024. Mr. Applegate served as Executive Vice President of Business Development and Analysis of each of the Agent-Based Operating Companies from January 2014 to September 2018. Prior to January 2014, Mr. Applegate served as a vice president in various sales roles, including business development, business solutions and corporate sales with subsidiaries of the Company since 2009.

Joseph J. Beacom	60	Mr. Beacom has been an Executive Officer of the Company since January 2006. He has been President of LSHI and each of the Agent-Based Operating Subsidiaries since December 2024. Mr. Beacom served as Vice President and Chief Safety and Operations Officer of the Company from May 2011 to November 2022. Mr. Beacom served as Vice President and Chief Safety, Security and Compliance Officer of the Company from January 2006 until May 2011. Mr. Beacom served as Vice President and Chief Safety, Security and Compliance Officer of LSHI from May 2005 to May 2011. Prior to May 2005, Mr. Beacom held various other positions with subsidiaries of the Company since 1993.

Aimee M. Cooper	52	Ms. Cooper has been an Executive Officer of the Company since July 2022. She has been Vice President and Chief Administrative Officer of the Company since July 2022. Ms. Cooper served as Vice President, Transportation Administrative Services of LSHI from May 2015 to July 2022. Ms. Cooper served as Vice President, Business Development and Analysis, Administration of Landstar Transportation Logistics, Inc. from January 2015 to May 2015. Ms. Cooper was a vice president of a subsidiary of XPO Logistics, Inc.

Name	Age	Business Experience
		from December 2013 to October 2014 following the sale of that subsidiary by the Company to XPO Logistics in December 2013. Prior to such sale, Ms. Cooper served as Vice President, Finance for that subsidiary from November 2009 to December 2013. Prior to November 2009, Ms. Cooper held various financial and administrative roles with subsidiaries of the Company since 2003.

Ricardo S. Coro	61	Mr. Coro has been an Executive Officer of the Company since May 2017. He has been Vice President and Chief Information Officer of the Company since May 2017. Prior to joining the Company in 2017, Mr. Coro served from 2012 to 2017 as Senior Vice President and Chief Information Officer for Southeastern Grocers, LLC, parent company of BI-LO, Fresco y Más, Harveys and Winn-Dixie supermarkets. From 2005 to 2012, he served as Senior Vice President and Chief Information Officer of Advance Auto Parts, Inc., a leading retailer of automotive replacement parts and accessories. From 2002 to 2005, Mr. Coro served as Vice President of North American Information Technology at Office Depot, a leading retailer of office supplies. Earlier in his career, Mr. Coro served in various roles at other employers in the technology and engineering fields.

Matthew M. Dannegger	54	Mr. Dannegger has been an Executive Officer of the Company since March 2024. He has been Vice President and Chief Field Sales Officer of the Company since March 2024. Mr. Dannegger served as Senior Executive Vice President of each of the Agent-Based Operating Companies in charge of all agent field operations from February 2023 to March 2024. Mr. Dannegger served as Executive Vice President of the Northern Field Division from February 2018 to February 2023. Prior to February 2018, Mr. Dannegger served in various field sales roles with subsidiaries of the Company since 2008.

Michael K. Kneller	50	Mr. Kneller has been an Executive Officer of the Company since June 2005. He has been Vice President, General Counsel and Secretary of the Company since June 2005. Prior to joining the Company in 2005, Mr. Kneller was a corporate attorney at the law firm of Debevoise & Plimpton LLP. He is also an officer or director of each of the Company’s subsidiaries and is a trustee of the Landstar Scholarship Fund.

Matthew Miller	51	Mr. Miller has been an Executive Officer of the Company since December 2024. He has been Vice President and Chief Safety and Operations Officer of the Company since December 2024. Mr. Miller served as an Executive Vice President of each of the Agent-Based Operating Companies from March

Name	Age	Business Experience
		2022 to November 2024. Prior to 2022, Mr. Miller served as a Vice President of various subsidiaries of the Company since 2015.

James P. Todd	38	Mr. Todd has been an Executive Officer of the Company since July 2022. He has been Vice President and Chief Financial Officer of the Company since July 2022. Mr. Todd served as Vice President and Corporate Controller of LSHI from February 2015 to July 2022. Mr. Todd served as Director and Assistant Corporate Controller of LSHI from October 2013 to January 2015. He also served as principal accounting officer of the Company from November 2020 to May 2021. Prior to joining the Company in 2013, Mr. Todd was a certified public accountant in audit with KPMG. He is also an officer or director of each of the Company’s subsidiaries and is a trustee of the Landstar Scholarship Fund.

COMPENSATION DISCUSSION AND ANALYSIS

Overall Policy

The Company’s executive compensation philosophy is to attract and motivate executive talent best suited to develop and implement the Company’s business strategy. These objectives are attained by tying a significant portion of each executive’s compensation to the Company’s success in meeting specified annual corporate financial performance goals and, through the grant of stock-based awards, aligning the interests of the executives whose compensation is detailed below (the “Named Executives”) to the interests of our stockholders. The Company’s philosophy is to recognize individual contributions while supporting a team approach in achieving overall business objectives and increasing shareholder value.

The key elements of the Company’s executive compensation consist of base salary, annual performance-based incentive payments and stock-based awards. The Company’s policies with respect to each of these elements, including the basis for the compensation awarded, are discussed below.

The Company’s philosophy is to pay annual compensation generally in cash, with long-term incentive compensation paid in the form of stock-based awards. Base salary is intended to constitute a modest percentage of total compensation. The annual incentive compensation program (the “ICP”) is designed to pay substantial compensation for superior performance. Stock-based awards have historically accounted for a significant portion of each Named Executive’s total compensation. In 2024, the Company awarded both performance stock units and restricted stock to each of its Named Executives based on each individual’s level of responsibility and performance and to help align management’s future interests with that of the Company’s stockholders. The Company believes that its compensation practices align executive compensation with financial performance and, as such, executive compensation arrangements are generally aligned with the Company’s variable cost business model.

The Compensation Committee of the Board is solely responsible for decisions with respect to the compensation of the Company’s President and Chief Executive Officer. The Compensation Committee is also responsible, taking into consideration recommendations of the President and Chief Executive Officer, for decisions with respect to the compensation awarded to the Named Executives other than the Chief Executive Officer, subject to review by the entire Board.

The Company provides its stockholders with the opportunity to cast an annual advisory vote on Named Executive compensation as described elsewhere in this Proxy Statement (commonly known as a “say-on-pay” proposal). At the Company’s 2024 Annual Meeting, approximately 96% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. As noted above, the say-on-pay vote is advisory and therefore not binding on the Compensation Committee. However, the Compensation Committee values the opinion of the Company’s stockholders and, to the extent there was any significant vote against the Named Executive compensation as disclosed in this Proxy Statement, would consider the stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

CEO Transition

As previously disclosed in a Current Report on Form 8-K filed by the Company on December 5, 2023, (i) James B. Gattoni resigned from his position as President and Chief Executive Officer and as a member of the Board, effective February 2, 2024, and (ii) in connection with Mr. Gattoni’s decision to step down, the Company announced the hiring of Frank A. Lonegro as the Company’s next President and Chief Executive Officer, effective February 2, 2024. Mr. Gattoni served as a special advisor to the new Chief Executive Officer until Mr. Gattoni’s retirement date of July 1, 2024. See “Compensation Discussion and Analysis – Letter Agreement with Mr. Lonegro” and “Compensation Discussion and Analysis – Letter Agreement with Mr. Gattoni” for more information.

Base Salaries

Base salaries for Named Executives are initially determined by evaluating the responsibilities of the position held and the experience of the individual. Salary adjustments are determined by evaluating the performance of the Company and of each Named Executive, and also take into account the Named Executive’s assumption of, or changes in, responsibilities, if any. The financial results of the operating functions which report into a Named Executive or for which a Named Executive otherwise has responsibility are also considered. The base salaries of the five Named Executives are detailed in the Summary Compensation Table that follows. As of January 1, 2025, the Compensation Committee approved an increase in the base salary of Mr. Coro to $400,000 per year and of Mr. Kneller to $425,000.

As previously disclosed in a Current Report on Form 8-K filed with the SEC by the Company on November 15, 2024, Mr. Beacom was appointed as President of LSHI and each of its agent-based transportation companies, effective December 1, 2024. In connection with this appointment, the Company entered into a letter agreement with Mr. Beacom, dated November 15, 2024, pursuant to which, among other provisions, Mr. Beacom’s annual base salary increased to $400,000. See “Compensation Discussion and Analysis – Letter Agreement with Mr. Beacom” for more information.

Performance Based Compensation

The Company maintains performance-based compensation programs that are designed to encourage the Company’s Named Executives to achieve various financial goals linked to operating objectives both for the Company’s upcoming fiscal year as well as for the longer term performance of the enterprise. The Company’s performance-based compensation programs include the Company’s annual ICP and stock-based awards program, each of which are further described below.

Annual Incentive Compensation Program

The Company’s objective with respect to its annual ICP is to encourage the Company’s Named Executives to achieve various financial goals linked to operating objectives for the Company’s upcoming fiscal year. These annual goals are developed as part of the Company’s budgeting process and in general are aligned with the Company’s long-term objectives with respect to earnings growth. For each annual fiscal period, the Compensation Committee reviews and approves, among other financial metrics, the budgeted amount for diluted earnings per share. In establishing budgeted amounts for diluted earnings per share for 2024, the Company considered 2023 operating results, historical operating trends and forecasted 2024 U.S. economic factors such as industrial production, estimated freight demand and capacity availability. Once the annual budgeted goal is approved by the Compensation Committee, the ICP is designed to incent management to meet and, when possible, to exceed their goals. An executive’s incentive compensation payment continues to increase as actual results for the fiscal year exceed budgeted amounts. As further described below, actual payments under the ICP are calculated based upon how much actual results exceed budgeted diluted earnings per share, using a predetermined formula, up to the maximum annual payment per eligible participant subject to the discretion of the Compensation Committee. For the 2024 fiscal year, the maximum annual ICP payment amount for Mr. Lonegro was $3 million while the maximum annual ICP payment amount for the other eligible participants was $2.5 million.

With respect to the 2024 fiscal year, each of the Named Executives had a “threshold” target under the ICP based on a specific budgeted diluted earnings per share amount approved in connection with the Company’s annual operating budget. The Compensation Committee believes it is appropriate to establish the “threshold” target under the ICP based on diluted earnings per share because (1) each of the Named Executives were in positions of broad responsibility over various components that affect the Company’s diluted earnings per share amount, (2) the Compensation Committee believes that diluted earnings per share is the primary financial measure reflecting the performance of the Company’s overall strategic direction and on that basis evaluates the performance of the Named Executives, (3) the Compensation Committee believes it is appropriate to compensate the Named Executives upon achievement of Company-wide, rather than function-specific budgeted targets in order to focus executive management on Company-wide strategic and financial performance goals, (4) the Compensation Committee, at its discretion, has the ability to adjust calculated bonus amounts in the event of extraordinary or unusual items impacting diluted earnings per share and (5) the Company’s performance-based equity programs use a number of other financial measures, including operating income, pre-tax income per diluted share and total shareholder return (“TSR”), to determine executive compensation under those programs, as further described below under “Stock-based Awards”.

The “threshold” amount of diluted earnings per share under the ICP refers to the amount of diluted earnings per share that would be required to give effect to a “one-time incentive payment.” Budgeted diluted earnings per share does not include the aggregate amount of a “one-time incentive payment.” Therefore, each Named Executive would have received no incentive payout if the Company’s actual diluted earnings per share amount for the fiscal year was less than budgeted diluted earnings per share before giving effect to the funding of a one-time incentive payment. Each Named Executive would have received a “one-time incentive payout” if the Company’s actual diluted earnings per share amount for the fiscal year equaled budgeted diluted earnings per share after giving effect to such one-time incentive payment.

A “one-time incentive payment” under the ICP equals the executive’s assigned “participant’s percentage participation” multiplied by such executive’s base salary. The participant percentage participations for the Named Executives in 2024 were as follows: Mr. Lonegro, 100%, Mr. Todd, 50%, Mr. Kneller, 50%, Mr. Coro, 50% and Mr. Beacom, 50%. Mr. Gattoni was not eligible for an incentive payment for fiscal year 2024.

Historically from 2018 to 2023, if the Company’s actual diluted earnings per share for the fiscal year were greater than the “threshold” amount of diluted earnings per share, the ICP payment for each Named Executive would be calculated by multiplying each such executive’s base salary by such executive’s participant percentage participation multiplied by a “multiplier” that is equal to one plus a predetermined factor. The factor equaled 33 1/3 percent for each one percent by which actual diluted earnings per share exceeded threshold diluted earnings per share up to a multiplier of 3.0 for each executive. In other words, each executive would achieve a multiplier of 1.0 if actual diluted earnings per share equaled threshold diluted earnings per share and would achieve an additional multiplier of 2.0 (for a total multiplier of 3.0) if actual diluted earnings per share exceeded threshold diluted earnings per share by six percent. For purposes of this Compensation, Discussion and Analysis and the “Grants of Plan-Based Awards” table below, we refer to the amount of diluted earnings per share required to achieve a multiplier of 3.0 as the “target” amount of diluted earnings per share.

In the event actual diluted earnings per share exceeded target diluted earnings per share, a bonus pool would accrue as if the multiplier continued to increase above 3.0 for each participant under the ICP. The bonus pool amount would be calculated by multiplying each such executive’s base salary by such executive’s participant percentage participation multiplied by an “additional multiplier” that is equal to a predetermined factor specific to the bonus pool. With respect to the calculation of the bonus pool, the factor equaled 16 2/3 percent, not 33 1/3 percent, for each one percent by which actual diluted earnings per share exceeded target diluted earnings per share. In other words, once each executive achieved a multiplier of 3.0, if actual diluted earnings per share exceeded target diluted earnings per share by an additional 12 percent, the bonus pool would be calculated based on an additional multiplier of 2.0. The bonus pool is allocable among ICP participants based on the discretion of the Compensation Committee. These calculations of individual amounts for each Named Executive may be adjusted upwards or downwards at the discretion of the Compensation Committee, subject to the $3 million maximum for the CEO and the $2.5 million maximum for the other Named Executives.

Specific to the 2024 fiscal year, “target” diluted earnings per share was set at $7.36, equal to the Company’s 2023 fiscal year diluted earnings per share. The “threshold” amount of diluted earnings per share under the ICP with respect to the 2024 fiscal year was $6.63. A bonus multiplier of 2.0 would have been achieved if diluted earnings per share was equal to the average of fiscal year 2023 diluted earnings per share and 2024 budgeted diluted earnings per share, with linear interpolation between the threshold and target amounts. Diluted earnings per share for the 2024 fiscal year was $5.51, lower than “threshold” diluted earnings per share by 16.9%, or $1.12 per share, and was lower than “target” diluted earnings per share by 25.1%, or $1.85 per share. As the threshold amount of diluted earnings per share under the ICP with respect to the 2024 fiscal year was not achieved, no payments were made to any of the Named Executives under the ICP for the 2024 fiscal year.

Inclusive of fiscal year 2024, the Company has achieved the “threshold” amount of diluted earnings per share in two of the five preceding fiscal years and five of the preceding ten fiscal years. Inclusive of fiscal year 2024, the Company has achieved the “target” amount of diluted earnings per share in two of the five preceding fiscal years and four of the preceding ten fiscal years.

Stock-based Awards

Under the Company’s 2011 Landstar System, Inc. Equity Incentive Plan (the “Employee Equity Plan”), stock-based awards may be granted to the Company’s Named Executives and certain other key employees. The Compensation Committee determines the type and number of stock-based awards to be granted to a Named Executive based on such Named Executive’s job responsibilities, the individual performance evaluation of such Named Executive and overall Company performance. Stock-based awards are typically granted to Named Executives once a year.

The Compensation Committee believes that restricted stock, restricted stock units (the “RSUs”) and other forms of stock-based awards that may be granted under the Employee Equity Plan are effective methods that may be used as part of the Company’s long-term compensation program. Over each of the past five years, the Compensation Committee approved to Named Executives on an annual basis the grant of performance related stock awards in the form of RSUs (the “Regular RSU Awards”) and time-based restricted stock awards (the “Regular Restricted Stock Awards”). During the past five years, the Compensation Committee has also approved non-recurring grants of restricted stock (the “Special Restricted Stock Awards”) primarily as a retention tool in connection with the hiring or promotion of certain specific individuals.

Stock-based Awards – Regular RSU Awards

On January 31, 2020, the Company granted an aggregate of 23,270 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Gattoni received 8,950 RSUs, Messrs. Beacom, Coro and Kneller each received 4,475 RSUs and Mr. Todd received 895 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. Mr. Todd received a smaller grant than the other Named Executives as he was not an executive officer of the Company at the time of this grant. The number of RSUs that vest under the 2020 Regular RSU Award is determined on the third, fourth and fifth anniversary from the date of grant.

On January 29, 2021, the Company granted an aggregate of 18,440 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Gattoni received 7,093 RSUs, Messrs. Beacom, Coro, and Kneller each received 3,546 RSUs and Mr. Todd received 709 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. Mr. Todd received a smaller grant than the other Named Executives as he was not an executive officer of the Company at the time of this grant. The number of RSUs that vest under the 2021 Regular RSU Award is determined on the third, fourth and fifth anniversary from the date of grant.

On January 28, 2022, the Company granted an aggregate of 18,701 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Gattoni received 6,562 RSUs, Mr. Kneller received 4,921 RSUs, Messrs. Beacom and Coro each received 3,281 RSUs, and Mr. Todd received 656 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. Mr. Todd received a smaller grant than the other Named Executives as he was not an executive officer of the Company at the time of this grant. The number of RSUs that vest under the 2022 Regular RSU Award is determined on the third, fourth and fifth anniversary from the date of grant.

On February 3, 2023, the Company granted an aggregate of 18,024 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Gattoni received 5,546 RSUs, Mr. Kneller received 4,159 RSUs, and Messrs. Beacom, Coro and Todd each received 2,773 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. The number of RSUs that vest under the 2023 Regular RSU Award is determined on the third, fourth and fifth anniversary from the date of grant.

On February 2, 2024, the Company granted an aggregate of 22,510 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Lonegro received 10,594 RSUs, Mr. Kneller received 3,972 RSUs, and Messrs. Beacom, Coro and Todd each received 2,648 RSUs. The Compensation Committee awarded Mr. Lonegro a larger grant in recognition of Mr. Lonegro’s broader responsibilities as President and Chief Executive Officer of the Company. The number of RSUs that vest under the 2024 Regular RSU Award is determined on the third, fourth and fifth anniversary from the date of grant.

For the Regular RSU Awards, each RSU represents the contractual right to receive up to two shares of Common Stock (subject to adjustment as provided in the Employee Equity Plan) when the award becomes vested. The number of Regular RSU Awards that vest each year is determined by (a) multiplying the number of RSUs credited to the Named Executive as of the applicable vesting date by (b) the Performance Multiple derived from the chart below, and (c) subtracting therefrom the number of RSUs that have previously vested; provided that, in no event, may the aggregate number of RSUs that become vested exceed 200% of the RSUs credited to the Named Executive under the applicable grant.

For purposes of the Regular RSU Awards, the determination of the Performance Multiple is based on the achievement of the applicable Performance Hurdle. The Performance Hurdle means the average of the percentage change (positive or negative) in operating income and pre-tax income per diluted share, in each case from continuing operations, from the most recently completed fiscal year as compared to the results from continuing operations for the base year, and is as set forth in the chart below, with linear interpolation between Performance Hurdles:

Performance Hurdle	Performance Multiple	Performance Level
0%	0%
25%	50%
50%	100%	Target
75%	150%
100%	200%	Maximum

Pre-tax income per diluted share rather than an after-tax financial earnings metric is used as part of the Performance Hurdle because it is a financial metric that will not be impacted by changes to applicable tax rates, and in particular, potential future changes to the federal corporate tax rate, during the performance period of the applicable RSU. With respect to the 2021 Regular RSU Awards only, the Compensation Committee adjusted the Performance Hurdle to reflect the add back of non-cash impairment charges of approximately $2.6 million recorded in the Company’s 2020 fiscal year related to certain assets, primarily customer contract and related customer relationship intangible assets, held by the Company’s Mexican subsidiaries.

No dividends are paid on the Regular RSU Awards and Regular RSU Awards have no voting rights. However, dividend equivalents are credited to the Named Executive with respect to the Regular RSU Awards each time that a dividend is paid on the Company’s Common Stock. The aggregate amount of such dividend equivalents so credited in respect of each such dividend are equal to the dividend paid on a share of Common

Stock multiplied by, respectively, the number of outstanding 2020, 2021, 2022, 2023 and 2024 Regular RSU Awards credited to the Named Executive on the dividend record date. The dividend equivalents are converted into additional 2020, 2021, 2022, 2023 and 2024 Regular RSU Awards credited to the Named Executive on the dividend payment date based upon the fair market value of a share of Common Stock on such date.

The Compensation Committee has designed the manner in which Regular RSU Awards are deemed to be earned to reflect the level of performance that the Committee expects to be achieved, with a targeted number of units earned if the targeted level of performance is attained, and a maximum number of units earned if the maximum level of performance is attained. An increasing percentage of the Regular RSU Awards is earned based on an increasing level of positive average change in operating income and pre-tax income per diluted share during the five year performance period, such that no portion of the award is earned if there is no positive change based on the applicable calculation, 100% of the number of units credited is earned if the “target” level of positive increase is achieved, and a maximum of 200% of the number of units credited is earned if the “maximum” level of positive increase is achieved, with interpolation between these levels of performance. The Compensation Committee believes the use of a “target” and “maximum” sets expectations associated with these awards both internally to employee recipients as well as to stockholders and other third parties to help them understand the derivation of the value attributed by the Company to these awards at the time of grant. The Compensation Committee further believes that the manner in which these awards are deemed to be earned emphasizes to employee recipients and investors that the expectation at the time of grant is that the employee recipients would need to perform at a high level in order for the Company’s performance to reach the targeted level of operating income and pre-tax income per diluted share for the employees to earn the “target” number of units during the term of the award, and, moreover, that superior performance by the Company is required for the employee recipients to earn the “maximum” performance-based award. With respect to each of these Regular RSU Awards, the number of RSUs that vest is determined on the third, fourth and fifth anniversary from the date of grant. The Compensation Committee believes a vesting schedule of no less than three, and up to five, years in duration from the date of grant is consistent with the long-term performance goals these awards are intended to reward.

The Compensation Committee has established post-vesting holding period requirements with respect to shares of Common Stock received upon vesting of Regular RSU Awards. Each Named Executive is subject to a one year post-vesting holding requirement with respect to the shares received upon settlement of Regular RSU Awards, net of any applicable withholding obligations in connection with such settlement.

Stock-based Awards – Regular Restricted Stock Awards

On January 29, 2021, 9,219 shares of restricted stock were issued in aggregate to Named Executives that vest in three equal annual installments on January 31 of 2022, 2023 and 2024. Under these restricted stock awards, Mr. Gattoni received 3,546 shares, Messrs. Beacom, Coro, and Kneller each received 1,773 shares and Mr. Todd received 354 shares. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. Mr. Todd received a smaller grant than the other Named Executives as he was not an executive officer of the Company at the time of this grant.

On January 28, 2022, 8,529 shares of restricted stock were issued in aggregate to Named Executives that vest in three equal annual installments on January 31 of 2023, 2024 and 2025. Under these restricted stock awards, Mr. Gattoni received 3,281 shares, Messrs. Beacom, Coro and Kneller each received 1,640 shares, and Mr. Todd received 328 shares. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. Mr. Todd received a smaller grant than the other Named Executives as he was not an executive officer of the Company at the time of this grant.

On February 3, 2023, 8,317 shares of restricted stock were issued in aggregate to Named Executives that vest in three equal annual installments on January 31 of 2024, 2025 and 2026. Under these restricted stock awards, Mr. Gattoni received 2,773 shares and Messrs. Beacom, Coro, Kneller and Todd each received 1,386 shares. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company.

On February 2, 2024, 10,593 shares of restricted stock were issued in aggregate to Named Executives that vest in three equal annual installments on January 31 of 2025, 2026 and 2027. Under these restricted stock awards, Mr. Lonegro received 5,297 shares and Messrs. Beacom, Coro, Kneller and Todd each received 1,324 shares. The Compensation Committee awarded Mr. Lonegro a larger grant in recognition of Mr. Lonegro’s broader responsibilities as President and Chief Executive Officer of the Company.

The Compensation Committee believes that whereas the Regular RSU Awards are designed to incentivize the attainment of specific financial goals over a multi-year period (as well as rewarding for stock price appreciation), the Regular Restricted Stock Awards serve as a retention tool as they retain value during periods of adverse market volatility while also rewarding for stock price appreciation over time. The Compensation Committee believes that these two equity vehicles when used in conjunction with each other serve to reward long-term financial performance and stock price appreciation while also providing a retention-based benefit for the Named Executive in the event of shorter term market and/or economic turbulence. In determining the amount of the Regular RSU Awards and the Regular Restricted Stock Awards for each Named Executive, the Compensation Committee considered the full equity compensation component of each Named Executive’s annual compensation and allocated such component between Regular RSU Awards and Regular Restricted Stock Awards.

Stock-based Awards – Special Restricted Stock Awards

On January 29, 2021, the Compensation Committee awarded 1,773 shares of restricted stock to Mr. Todd that vest in three equal annual installments on January 31 of 2024, 2025 and 2026. The Compensation Committee awarded Mr. Todd this non-recurring grant as a special retention award and in connection with his appointment as principal accounting officer.

On February 2, 2024, the Compensation Committee awarded 10,594 shares of restricted stock to Mr. Lonegro that vest in two equal annual installments on February 2 of 2025 and 2026. The Compensation Committee awarded Mr. Lonegro this non-recurring grant as a sign-on bonus upon his hiring as President and Chief Executive Officer.

Stock-based Awards – Grants of TSR-based RSU Awards to Mr. Lonegro

On February 2, 2024, the Company and Mr. Lonegro entered into an agreement granting Mr. Lonegro 52,971 RSUs that vest based on a market condition (the “2024 Sign-On TSR RSU Award”) and an agreement granting Mr. Lonegro 5,297 RSUs that vest based on a market condition (the “2024 Regular TSR RSU Award”) (together the “2024 TSR RSU Awards”). The fair value of these RSU awards was determined at the time of grant based on the expected achievement of the market condition.

The 2024 TSR RSU Awards may vest based on achievement in any measurement year of a total shareholder return (“TSR”) compound annual growth rate (“CAGR”) of 9% relative to the base year, to be measured annually starting after the sixth anniversary of the grant date and concluding after the tenth anniversary of the grant date. The TSR CAGR over the applicable vesting period is determined by comparing TSR as of the date of the applicable grant with TSR as of the applicable measurement date, in each case using a sixty-day measurement period, other than in the event of a change in control. In the event of a change in control of the Company occurring at any time, the PSUs will vest based on achievement of a stock price that equals 125% of the stock price that achieves the TSR CAGR of 9%. In addition, if any dividends are paid by the Company during the vesting period, dividend equivalents will be credited to Mr. Lonegro under the applicable award as additional RSUs that are eligible to vest based on the achievement of the TSR CAGR of the underlying RSUs to which such dividend equivalents relate. Any RSUs that vest will be settled in shares of Common Stock as soon as practicable after the applicable vesting date.

Mr. Lonegro’s right to receive shares underlying the 2024 TSR RSU Awards is generally conditioned upon his continued employment through the applicable vesting dates. In the event of the termination of employment of Mr. Lonegro due to death or “disability” prior to February 2, 2027, no vesting would occur. In the event of the termination of employment of Mr. Lonegro due to death or “disability” after February 2, 2027, a measurement date would occur on the date of termination of employment and RSUs would be eligible to vest at a pro rata amount if the Target TSR CAGR was achieved.

There are several reasons why the Compensation Committee believes the nature and terms of these grants of 2024 TSR RSU Awards to Mr. Lonegro, on the one hand, as opposed to the Regular RSU Awards, including those to Mr. Lonegro, on the other, are appropriate. The 2024 TSR RSU Awards, primarily consisting of the 2024 Sign-On TSR RSU Award to Mr. Lonegro made upon Mr. Lonegro’s hire as the Company’s new President and Chief Executive Officer, are intended to tie the amount of future vesting directly to the Company’s TSR over the vesting period, using growth in TSR over a longer term period from the date of grant, as compared to the vesting periods associated with the Regular RSU Awards, as an additional means to measure the performance of the Chief Executive Officer of the Company. The Regular RSU Awards are intended to be annual, recurring grants, subject to the discretion of the Compensation Committee, that the Compensation Committee believes will be the principal long-term performance-based compensation vehicle through which the Named Executives will be granted additional equity in the Company, along with, to a lesser extent, grants of restricted stock. The Compensation Committee believes that growth in operating income and pre-tax income per diluted share are key financial measures reflecting the long-term growth of the enterprise. The Compensation Committee also believes that the Company would have to achieve superior financial performance in order for a Named Executive to vest at the maximum level with respect to a Regular RSU Award granted in 2024. For example, in order for a Named Executive to vest at the maximum level with respect to a Regular RSU Award granted in 2024, the Company would need to achieve in 2026, 2027 or 2028, an average of a 100% increase in operating income and pre-tax earnings per diluted share compared to those achieved in fiscal year 2023.

The Company believes that the granting of stock-based awards in the form of RSUs and restricted stock is designed to encourage the creation of long-term stockholder value as the number of RSUs that vest is dependent upon growth in the Company’s operating income and pre-tax income per diluted share and their value varies directly with the Company’s stock price and the benefit realized from restricted stock varies directly with the Company’s stock price. Further, the Compensation Committee believes that the Company’s use of stock-based awards is key as a retention tool, as the continued employment of the Named Executives is an important factor relating to the Company’s strategic execution and growth.

Stock-based Awards – Grants of TSR-based RSU Awards to Mr. Gattoni

During 2018, the Company and Mr. Gattoni entered into an agreement granting Mr. Gattoni 9,324 RSUs that had the potential to vest based on a market condition (the “2018 TSR RSU Award”). Portions of the 2018 TSR RSU Award vested on June 30, 2022, June 30, 2023 and June 30, 2024 and the remaining unvested RSUs were forfeited. The maximum number of common shares available for issuance under the 2018 TSR RSU Award equaled 150% of the number of RSUs awarded. The fair value of this RSU award was determined at the time of grant based on the expected achievement of the market condition at the end of each vesting period.

During 2019, the Company and Mr. Gattoni entered into an agreement granting Mr. Gattoni 9,725 RSUs that had the potential to vest based on a market condition (the “2019 TSR RSU Award”). Portions of the 2019 TSR RSU Award vested on June 30, 2023 and June 30, 2024. Upon Mr. Gattoni’s retirement from employment on July 1, 2024, he forfeited the opportunity for additional vesting under the 2019 TSR RSU Award following his retirement date. The maximum number of common shares available for issuance under the 2019 TSR RSU Award equaled 150% of the number of RSUs awarded. The fair value of this RSU award was determined at the time of grant based on the expected achievement of the market condition at the end of each vesting period.

Under the terms of the 2018 TSR RSU Award and the 2019 TSR RSU Award (collectively the “Gattoni TSR RSU Awards”), TSR CAGR over the applicable vesting period was determined as of the beginning and end of each performance period using a sixty day measurement period, other than in the event of a change in control. The “payout percentage” as of each vesting date is as follows, with straight line interpolation between performance levels:

Performance Level	If TSR CAGR is:	Then the Payout Percentage is:
Maximum	12.0% or greater	150%
Target	10.0%	100%
Threshold	8.0%	50%
<Threshold	Less than 8.0%	0%

To the extent these Gattoni TSR RSU Awards were not vested at the maximum level in the chart above as of the first or second vesting dates, such Gattoni TSR RSU Awards were again eligible to vest at the next vesting date based on the “payout percentage” achieved as of such next vesting date. In addition, if any dividends were paid by the Company during the vesting period, dividend equivalents were credited to Mr. Gattoni under the applicable award as additional Gattoni TSR RSU Awards that are eligible to vest based on the “payout percentage” achieved as of the future vesting dates of the underlying Gattoni TSR RSU Awards to which such dividend equivalents relate. Any Gattoni TSR RSU Awards that vested were settled in shares of Common Stock as soon as practicable after the applicable vesting date.

Clawback Rights

On August 10, 2023, the Board adopted a new clawback policy (the “Clawback Policy”) that provides for the recovery of certain “Incentive-Based Compensation” (as defined in the Clawback Policy) in the event of an “Accounting Restatement” (as defined in the Clawback Policy). The Clawback Policy is designed to comply with and be interpreted to be consistent with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 promulgated under the Exchange Act and Nasdaq Listing Rule 5608.

Effective October 1, 2023, the Clawback Policy requires that in the event the Company is required to prepare an Accounting Restatement, the Company shall promptly recoup the amount of any “Erroneously Awarded Compensation” (as defined in the Clawback Policy) received by any Named Executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare such Accounting Restatement within or immediately following those three completed fiscal years. The amount of Erroneously Awarded Compensation subject to recovery under the Clawback Policy, as determined by the Board, is the amount of Incentive-Based Compensation received by the Named Executive that exceeds the amount of Incentive-Based Compensation that would have been received by the Named Executive had it been determined based on the restated amounts. Amounts paid to a Named Executive under the Company’s annual ICP and amounts received by a Named Executive upon vesting of Regular RSU Awards or TSR-based RSU Awards granted to a Named Executive under the Employee Equity Plan are considered Incentive-Based Compensation subject to the Clawback Policy.

This summary of the Clawback Policy is not intended to be complete and is qualified in its entirety by the Clawback Policy, a copy of which is filed as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, and incorporated herein by reference.

Equity Ownership Guidelines

The Company believes that equity interests held by management help to align the interests of stockholders and management and maximizes stockholder returns over the long term. To that end, the Compensation Committee has established equity ownership guidelines for each Named Executive based on a multiple of the annual salary of such Named Executive. These guidelines recommend that the Chief Executive Officer of the Company beneficially own equity value in the Company’s Common Stock of no less than seven times the annual salary of such Chief Executive Officer and that each of the other Named Executives of the Company beneficially own equity value in the Company’s Common Stock of no less than four times the annual salary of such Named Executive, in each case to be achieved within five years of an individual’s initial appointment as a Named Executive. For purposes of these equity ownership guidelines, equity value in the Company’s Common Stock includes: (1) the value of shares of Common Stock beneficially owned by the Named Executive, plus (2) the value of outstanding restricted shares of Common Stock, either vested or unvested, beneficially owned by the Named Executive. No value is attributed to any unvested RSUs issued to a Named Executive for purposes of compliance with these equity ownership guidelines. On the basis of these criteria, each currently employed Named Executive who has served at least five years as a Named Executive is in compliance with these equity ownership guidelines. In the event a Named Executive is not in compliance with these equity ownership guidelines, the Named Executive is expected to hold no less than 50% of the after-tax number of shares of Common Stock received upon vesting of restricted stock units until compliance with these equity ownership guidelines is achieved.

Policy Regarding Hedging and Pledging of Company Stock

The Company’s Insider Trading Policy prohibits the hedging and pledging of the Common Stock by certain members of the Company’s leadership, including all Named Executives, under any circumstances, and prohibits all employees of the Company from entering into or trading any exchange-traded security which is a derivative of the Common Stock of the Company. This summary of a portion of the Company’s Insider Trading Policy is not intended to be complete and is qualified in its entirety by such policy, a copy of which is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, and incorporated herein by reference.

Deferred Compensation

The Company maintains an Internal Revenue Service Code Section 401(k) Savings Plan (the “401(k) Plan”) for all eligible employees. The Company maintains a Supplemental Executive Retirement Plan (the “SERP”) for all officers, including the Named Executives, of the Company and its subsidiaries. The SERP is designed to provide officers with the option to receive the benefits that are offered under the Company’s 401(k) Plan (tax deferred investment of a certain percentage of the executive’s salary and/or bonus and a Company matching contribution on a certain portion of the executive’s contribution) on the portion of the executive’s salary that is not eligible to be included under the Company’s 401(k) Plan, because it is above the various limitations established in the Internal Revenue Code. Except for the elimination of the maximum salary limitations, the benefits and the investment options of the SERP are the same as the 401(k) Plan. Messrs. Lonegro, Gattoni, Kneller, Beacom and Todd have elected to participate in the SERP.

Key Executive Employment Protection Agreements

The Board has approved the execution of Key Executive Employment Protection Agreements for each of the Named Executives to assure that each of these officers will have a minimum level of personal financial security in the context of a change in control transaction to avoid undue distraction due to the risks of job security and to enable such officer to act in the best interests of stockholders without being influenced by such officer’s economic interests. Each agreement provides certain severance benefits in the event of a change in control of the Company. Generally, (i) if on or before the second anniversary of a “change in control” (x) the Company terminates the covered executive’s employment for any reason other than for “cause” or “disability” or (y) the covered executive voluntarily terminates his employment for “good reason” or (ii) if the covered executive’s employment is terminated by the Company for any reason other than death, “disability” or “cause” or by the covered executive for “good reason” after the execution of a definitive agreement with respect to a change in control transaction but prior to the consummation thereof, and the transaction contemplated by such definitive agreement is subsequently consummated, such executive will be entitled to severance benefits consisting of a lump sum cash amount equal to a multiple of the sum of (A) the executive’s annual base salary and (B) the amount that would have been payable to the executive as an annual “threshold” incentive compensation bonus for the year in which the change in control occurs, determined by multiplying his annual base salary by his total “participant percentage participation” established for such year under the ICP. The applicable multiples are: two times for Messrs. Coro, Kneller, Lonegro and Todd and one time for Mr. Beacom. Severance multiples for Named Executives were established based on their position and the potential impact to their continued employment in the event of a change in control and to remain competitive within our industry. Each agreement also provides the covered executive with a pro rata payout of the “threshold” annual bonus amount for the year of employment termination of such covered executive and for continuation of medical benefits for up to one year from the date of employment termination.

The Company believes that the terms of our Key Executive Employment Protection Agreements are consistent with market practice and assist us in retaining the services of our Named Executives.

Other Benefits and Arrangements

The Company provides the Named Executives with certain other benefits and arrangements that the Company believes are reasonable and consistent with its overall compensation program to enable the Company to continue to attract and maintain highly qualified individuals in key positions. The Company pays the premium associated with term life insurance policies for all its employees including each of the Named Executives. The dollar value paid by the Company on behalf of each of the Named Executives with respect to these policies is included in the Summary Compensation Table below. The Board has approved and the Company has entered into indemnification agreements with each of the Named Executives providing each such Named Executive with a contractual obligation from the Company to indemnify such individual in connection with such individual’s service as an employee of the Company (and in the case of Mr. Lonegro, his service as a member of the Board) to the fullest extent permitted by applicable law. The Company retains discretion to provide Named Executives with the use of certain equipment in connection with their job responsibilities, including smart phone and other computer and communications equipment and maintenance of connectivity for such equipment in the Named Executive’s home.

Letter Agreement with Mr. Lonegro

As referenced previously, on December 5, 2023, the Company announced the hiring of Frank A. Lonegro as the Company’s next President and Chief Executive Officer, effective February 2, 2024. The Company entered into a letter agreement (the “Lonegro Letter Agreement”) with Mr. Lonegro, dated December 4, 2023, that provides that Mr. Lonegro will receive an annual base salary of $800,000 and will be eligible for a bonus under the Company’s annual ICP with a “threshold” target bonus percentage of 100% of his annual base salary. The Lonegro Letter Agreement also provided Mr. Lonegro with a sign-on bonus of $2,000,000 worth of restricted stock, granted on February 2, 2024, under the Company’s Employee Equity Plan that vests in two equal annual installments on each of the first two anniversaries of Mr. Lonegro’s start date, $800,000 in cash to compensate Mr. Lonegro for forgoing a 2023 bonus with his former employer to accommodate his start date with the Company, which amount would have been required to be repaid if Mr. Lonegro had been terminated for “cause” or had resigned without “good reason” prior to the first anniversary of his start date, and a grant of $10,000,000 worth of performance-related restricted stock units (“PSUs”), which will vest based on achievement in any measurement year of TSR of a CAGR of 9% relative to the base year, to be measured annually starting after the sixth anniversary of his start date and concluding after the tenth anniversary of his start date. In the event of a change in control of the Company occurring at any time, the PSUs will vest based on achievement of a stock price that equals 125% of the stock price that achieves the TSR CAGR of 9%.

Under the Lonegro Letter Agreement, Mr. Lonegro is also eligible for annual equity grants under the Employee Equity Plan, with initial grants in February 2024 of (i) $2,000,000 of Regular RSU Awards, the vesting of which is determined on the third, fourth and fifth anniversary of the grant date, (ii) $1,000,000 worth of Regular Restricted Stock Awards, which will vest in three equal annual installments on each of the first three anniversaries of the grant date and (iii) $1,000,000 worth of PSUs, which will vest (A) based on achievement in any measurement year of TSR with a CAGR of 9% relative to the base year, to be measured annually starting after the sixth anniversary of the grant date of the award and concluding after the tenth anniversary of the grant date of the award or (B) in the event of a change in control occurring at any time, based on achievement of a stock price that equals 125% of the stock price that achieves the TSR CAGR of 9%.

Pursuant to the Lonegro Letter Agreement, the Company also entered into a Key Executive Employment Protection Agreement with Mr. Lonegro, which includes an applicable multiple for Mr. Lonegro of two times, and otherwise is consistent with the terms and provisions described above under “Compensation Discussion and Analysis – Key Executive Employment Protection Agreements”. The Lonegro Letter Agreement also entitled Mr. Lonegro to certain relocation benefits for which he received $400,000 from the Company in 2024.

The Lonegro Letter Agreement does not have a fixed term and provides for compensation and benefits payable in the Company’s discretion. Either the Company or Mr. Lonegro may terminate his employment at any time. If the Company terminates Mr. Lonegro’s employment without “cause” other than in a situation where severance is payable under the Key Executive Employment Protection Agreement, the Company will pay Mr. Lonegro severance within 30 days of the one-year anniversary of his termination date in the amount of Mr. Lonegro’s annual base salary and “threshold” target annual bonus and will continue to cover his medical benefits for 12 months following his termination, subject, in each case, to Mr. Lonegro’s signing a release of claims in favor of the Company and its affiliates and continued compliance with applicable restrictive covenants.

Letter Agreement with Mr. Gattoni

The Company entered into a letter agreement with Mr. Gattoni, dated December 4, 2023, pursuant to which, from the date of Mr. Gattoni’s resignation as the Company’s President and Chief Executive Officer until his retirement date of July 1, 2024, Mr. Gattoni served as a special advisor to Mr. Lonegro, the new Chief Executive Officer, to aid in a smooth transition. In this role, Mr. Gattoni’s annual base salary remained the same, but he was not eligible for a bonus under the Company’s 2024 ICP or new annual grants under the Employee Equity Plan. The Key Executive Employment Protection Agreement with Mr. Gattoni was also terminated and of no further effect as of February 2, 2024.

Letter Agreement with Mr. Beacom

In connection with Mr. Beacom’s appointment as President of LSHI and each of the Agent-Based Operating Companies, the Company entered into a letter agreement with Mr. Beacom, dated November 15, 2024. Pursuant to this letter agreement, Mr. Beacom’s annual base salary increased to $400,000, and he will be eligible for an annual bonus under the Company’s annual ICP with a “threshold” target bonus percentage of 80% of his annual base salary. The letter agreement also provides that as of December 28, 2025 (the first day of the Company’s 2026 fiscal year), Mr. Beacom will transition to the role of Special Advisor to the Chief Executive Officer of the Company until his anticipated retirement from employment as of March 1, 2026. Under the letter agreement, Mr. Beacom’s base salary will remain the same in the Special Advisor position, but he will not be eligible for a bonus for any portion of the 2026 fiscal year, he will not receive any new equity grants under Landstar’s Employee Equity Plan, and his Key Executive Employment Protection Agreement will be terminated as of December 28, 2025.

Compensation Consultants

The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisers, including compensation consultants. During 2024, the Compensation Committee used the services of Compensation Strategies, Inc. to assist it in designing and structuring a long-term incentive award in connection with a sign-on equity grant for Mr. Lonegro. During 2023, the Compensation Committee used the services of Compensation Strategies, Inc. to assist it in reviewing an appropriate peer group of other transportation and logistics companies, and benchmarking CEO executive compensation, including base salary, annual incentive compensation and long-term incentive compensation, in comparison to that peer group in connection with the process to identify and hire Mr. Lonegro as the successor to Mr. Gattoni as the Company’s CEO. In prior years, the Compensation Committee used the services of Compensation Strategies, Inc. (i) to benchmark the Company’s executive compensation program, including base salary, annual incentive compensation and long-term incentive compensation, in comparison to an appropriate peer group of other transportation and logistics companies, (ii) to benchmark Director compensation, (iii) to review the Company’s compensation philosophy and the structure and various design features of each component of the executive compensation program, and (iv) to review the Company’s equity ownership guidelines for its Directors and Named Executives. The Compensation Committee determined that the work of the consultants did not raise any conflicts of interest taking into consideration the independence factors enumerated in Rule 10C-1(b) of the Exchange Act. No member of the Compensation Committee or any Named Executive has any affiliation with the consultants. In 2023, the Company paid $14,900 in fees to Compensation Strategies, Inc. with respect to its review of CEO executive compensation. In 2024, the Company paid $5,275 in fees to Compensation Strategies, Inc. with respect to its assistance in connection with a long-term incentive award for Mr. Lonegro.

Peer Group

During 2023, the Compensation Committee used the services of Compensation Strategies, Inc. to assist it for purposes of benchmarking Chief Executive Officer compensation against a peer group consisting of 15 other transportation and logistics companies. This peer group consisted of:

ArcBest Corporation	J.B. Hunt Transport Services, Inc.	Saia, Inc.
C.H. Robinson Worldwide, Inc.	Knight-Swift Transportation Holdings, Inc.	Schneider National Inc.
Daseke, Inc. (1)	Matson, Inc.	Universal Logistics Services, Inc.
Forward Air Corporation	Old Dominion Freight Line, Inc.	Werner Enterprises, Inc.
Hub Group, Inc.	Ryder System, Inc.	Yellow Corporation (1)

(1)	Daseke, Inc. and Yellow Corporation have ceased to be publicly listed and are no longer used by the Company for purposes of peer group benchmarking.

Tax Considerations

The Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law on December 22, 2017. Prior to the Tax Reform Act, Section 162(m) of the Code generally disallowed a tax deduction for compensation over $1 million paid to our Named Executive Officers who are considered “covered employees” under this rule. Performance-based compensation was exempt from this deduction limitation if specified requirements set forth in the Code and applicable Treasury Regulations were satisfied. The Company previously undertook to qualify substantial components of the performance-based incentive compensation available to Named Executives to be exempt from this deduction limitation.

Beginning with fiscal year 2018, the Tax Reform Act eliminated the performance-based compensation exception to the deductibility limitation under Section 162(m), other than with respect to certain “grandfathered” performance-based awards granted prior to November 2, 2017. Performance-based equity awards that were granted under the Company’s stockholder-approved employee equity plan prior to November 2, 2017, including performance-based RSUs, were designed to meet these requirements. None of these awards remain outstanding.

The Compensation Committee’s philosophy strongly emphasizes performance-based compensation, which had historically minimized the consequences of the Section 162(m) limit on deductibility. The Company believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy, and in light of the changes to Section 162(m), the Compensation Committee has authorized, and is expected to continue to authorize, payments that are not deductible for federal income tax purposes when the Compensation Committee believes that such payments are appropriate to attract, retain and incentivize executive talent.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

David G. Bannister, Chairman

Homaira Akbari

James L. Liang

Diana M. Murphy

Anthony J. Orlando

George P. Scanlon

Teresa L. White

Compensation of Named Executives. The following table summarizes the compensation paid to (i) the current President and Chief Executive Officer, (ii) the former President and Chief Executive Officer, (iii) the Vice President and Chief Financial Officer; and (iv) the Company’s three most highly compensated Executive Officers other than the current Chief Executive Officer and the Chief Financial Officer (such six individuals, collectively, the “Named Executives”).

Summary Compensation Table

Name and Principal Occupation	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) ($)	Total ($)
Frank A. Lonegro	2024	730,303	800,000	11,395,182	—	797	448,123	13,374,405
President and Chief Executive Officer

James B. Gattoni	2024	302,273	—	—	—	403,335	32,688	738,296
Former Special Advisor Former President and Chief Executive Officer	2023	600,000	—	1,429,840	—	361,766	43,235	2,434,841
	2022	600,000	—	1,429,976	2,500,000	—	44,772	4,574,748

James P. Todd	2024	375,000	—	714,842	—	56,637	30,533	1,177,012
Vice President and Chief Financial Officer	2023	340,000	—	714,830	—	53,584	36,394	1,144,808
	2022	260,750	—	142,954	450,000	—	33,687	887,391

Michael K. Kneller	2024	400,000	—	947,290	—	32,586	22,066	1,401,942
Vice President, General Counsel and Secretary	2023	400,000	—	947,220	—	37,585	26,219	1,411,024
	2022	400,000	—	947,337	835,000	—	27,107	2,209,444

Joseph J. Beacom	2024	377,084	—	714,842	—	123,814	33,256	1,248,996
President, Landstar System Holdings, Inc. Former Vice President and Chief Safety and Operations Officer	2023	375,000	—	714,830	—	200,831	31,214	1,321,875
	2022	375,000	—	714,912	780,000	—	31,686	1,901,597

Ricardo S. Coro	2024	375,000	—	714,842	—	—	29,224	1,119,066
Vice President and Chief Information Officer	2023	375,000	—	714,830	—	—	27,455	1,117,285
	2022	375,000	—	714,912	780,000	—	26,871	1,896,782

(1)	Amounts shown include any salary deferred at the election of the Named Executive under the Landstar 401(k) Savings Plan and/or the SERP.

(2)	Represents a one-time cash bonus as compensation for forgoing a 2023 fiscal year bonus at Mr. Lonegro’s former employer.

(3)

Stock award amounts for 2024, 2023 and 2022 reflect the aggregate grant date fair value of RSUs and restricted stock computed in accordance with generally accepted accounting principles. Assumptions used in calculating the fair market value of RSUs and restricted stock granted are disclosed in the footnotes to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024 filed with the SEC. Amounts shown are based upon the most probable outcome of the performance conditions for these stock awards. Assuming the highest level of performance is achieved, the maximum possible value of the stock awards granted to the named executive officers in 2024, using the grant date fair value, is: (i) $17,719,783 for Mr. Lonegro; (ii) $1,644,636 for Mr. Kneller; and (iii) $1,179,739 for Messrs. Beacom, Coro and Todd. Assuming the highest level of performance is achieved, the maximum possible value of the stock awards granted to the named executive officers in 2023, using the grant date fair value, is: (i) $2,359,736 for Mr. Gattoni; (ii) $1,644,558 for Mr. Kneller; and (iii) $1,179,778 for Messrs. Beacom, Coro and Todd. Assuming the highest level of performance is achieved, the maximum possible value of the stock awards granted to the named executive officers in 2022, using the grant date fair value, is: (i) $2,359,960 for Mr. Gattoni; (ii) $1,644,754 for Mr. Kneller; (iii) $1,179,904 for Messrs. Beacom and Coro; and (iv) $235,924 for Mr. Todd.

(4)

These payments constitute payments under the ICP. Mr. Todd’s fiscal year 2022 non-equity incentive plan compensation was calculated based on six months of service prior to his promotion to CFO and six months of service as CFO.

(5)

Represents aggregate earnings during each fiscal year on investments held on behalf of the Named Executives under the SERP. Amounts for 2022 exclude losses of $302,680, $35,534, $34,494 and $242,468 for Messrs. Gattoni, Todd, Kneller, and Beacom, respectively.

(6)

Amounts include contributions made by the Company under the Landstar 401(k) Savings Plan on behalf of the Named Executives, contributions made by the Company under the SERP on behalf of the Named Executives, Health Savings Account (HSA) contributions made by the Company for those Named Executives electing to participate in the Company’s high deductible medical plan, the dollar value of term life insurance premiums paid by the Company on behalf of the Named Executives, dividends paid on unvested restricted stock, and sign-on benefits paid by the Company in the following amounts:

	401(k)	SERP	HSA	Insurance Premiums	Dividends Paid on Unvested Restricted Stock	Sign-on Benefits (1)	Total
2024
Frank A. Lonegro	13,800	8,000	1,125	3,268	21,930	400,000	448,123
James B. Gattoni	13,200	—	1,500	3,762	14,226	—	32,688
James P. Todd	16,400	—	1,500	756	11,877	—	30,533
Michael K. Kneller	8,500	—	1,500	2,070	9,996	—	22,066
Joseph J. Beacom	14,975	2,708	—	5,577	9,996	—	33,256
Ricardo S. Coro	13,684	—	—	5,544	9,996	—	29,224

	401(k)	SERP	HSA	Insurance Premiums	Dividends Paid on Unvested Restricted Stock	Sign-on Benefits (1)	Total
2023
James B. Gattoni	12,200	—	1,500	7,524	22,011	—	43,235
James P. Todd	12,200	12,637	1,500	680	9,377	—	36,394
Michael K. Kneller	12,367	—	1,500	1,350	11,002	—	26,219
Joseph J. Beacom	12,200	4,400	—	3,612	11,002	—	31,214
Ricardo S. Coro	12,841	—	—	3,612	11,002	—	27,455
2022
James B. Gattoni	11,600	—	1,500	7,524	24,148	—	44,772
James P. Todd	11,566	10,203	1,500	509	9,909	—	33,687
Michael K. Kneller	12,183	—	1,500	1,350	12,074	—	27,107
Joseph J. Beacom	11,600	4,400	—	3,612	12,074	—	31,686
Ricardo S. Coro	11,997	—	—	3,612	11,262	—	26,871

(1)	Represents $400,000 for relocation benefits paid under and in accordance with the letter agreement between the Company and Mr. Lonegro dated December 4, 2023.

Grants of Plan-Based Awards. The following table illustrates the threshold, target and maximum amounts that could have been payable in respect of 2024 services under the ICP. The following table also sets forth the number of and information about stock-based awards granted in fiscal year 2024 to each of the Named Executives of the Company.

Name	Grant Date	Date of Compensation Committee Action	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards ($)	Fair market value on date of grant ($/Sh)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Frank A. Lonegro	February 2, 2024 (1)	January 23, 2024				—	10,594	21,188		1,859,940	188.78
	February 2, 2024 (2)	January 23, 2024							5,297	999,968	188.78
	February 2, 2024 (3)	January 23, 2024					5,297			594,112	188.78
	February 2, 2024 (4)	December 4, 2023							10,594	1,999,935	188.78
	February 2, 2024 (3)	December 4, 2023					52,971			5,941,227	188.78
			730,303	2,190,909	3,000,000
James P. Todd	February 2, 2024 (1)	January 23, 2024				—	2,648	5,296		464,897	188.78
	February 2, 2024 (2)	January 23, 2024							1,324	249,945	188.78
			187,500	562,500	2,500,000
Michael K. Kneller	February 2, 2024 (1)	January 23, 2024				—	3,972	7,944		697,346	188.78
	February 2, 2024 (2)	January 23, 2024							1,324	249,945	188.78
			200,000	600,000	2,500,000
Joseph J. Beacom	February 2, 2024 (1)	January 23, 2024				—	2,648	5,296		464,897	188.78
	February 2, 2024 (2)	January 23, 2024							1,324	249,945	188.78
			187,500	562,500	2,500,000
Ricardo S. Coro	February 2, 2024 (1)	January 23, 2024				—	2,648	5,296		464,897	188.78
	February 2, 2024 (2)	January 23, 2024							1,324	249,945	188.78
			187,500	562,500	2,500,000

(1)

RSUs have five-year contractual lives and will vest on January 31 of 2027, 2028 and 2029 based on growth in operating income and pre-tax income per diluted share from continuing operations as compared to the results from the 2023 fiscal year. All unvested RSUs expire on March 1, 2029. The estimated future payouts under this award assume: (i) 200 percent of the number of units credited to the recipient under the granted award will vest at the maximum payout, (ii) 100 percent of the number of units credited to the recipient under the granted award will vest at the target and (iii) no awards are assumed to vest at the threshold. Amounts shown are based on the most probable outcome of the performance conditions for these stock awards. The grant date fair market value per share of this award was $188.78.

(2)	Shares of restricted stock vest over three years at a rate of 33 1/3% per year on each of January 31 of 2025, 2026 and 2027.

(3)

The 2024 TSR RSU Awards may vest based on achievement in any measurement year of a TSR CAGR of 9% relative to the base year, to be measured annually starting after the sixth anniversary of the grant date and concluding after the tenth anniversary of the grant date. The TSR CAGR over the applicable vesting period is determined as of the beginning and end of each performance period using a sixty-day measurement period. The grant date fair market value per share of these awards was $112.16.

(4)	Shares of restricted stock vest over two years at a rate of 50% per year on each of February 2 of 2025 and 2026.

Stock Vested. The following table sets forth the number and value of all RSUs and restricted shares that vested during the 2024 fiscal year by each of the Named Executives.

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting (1) ($)
James B. Gattoni	18,241	3,465,262
James P. Todd	1,898	368,914
Michael K. Kneller	4,714	916,260
Joseph J. Beacom	4,714	916,260
Ricardo S. Coro	4,714	916,260

(1)

The value realized represents the fair market value of the shares of Common Stock on the vesting date. The fair market value was calculated based upon the average of the high and low sale prices per share of Common Stock as reported on NASDAQ on the respective vesting dates.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth the outstanding equity awards held by the Named Executives at December 28, 2024 and corresponding market value based on the closing stock price of $174.32 on December 27, 2024.

Outstanding Equity Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Frank A. Lonegro	15,891	(1)	2,770,119	69,375	(3)	12,093,450
James P. Todd	3,540	(2)	617,093	6,308	(3)	1,099,611
Michael K. Kneller	2,794	(2)	487,050	14,016	(3)	2,443,269
Joseph J. Beacom	2,794	(2)	487,050	9,547	(3)	1,664,233
Ricardo S. Coro	2,794	(2)	487,050	9,547	(3)	1,664,233

(1)

For Mr. Lonegro, 10,594 shares of restricted stock vest over two years at a rate of 50% per year on each of February 2 of 2025 and 2026 and 5,297 shares of restricted stock vest over three years at a rate of 33 1/3% per year on each of January 31 of 2025, 2026 and 2027.

(2)

Shares of restricted stock vest over three years at a rate of 33 1/3% per year on each of January 31 of 2023, 2024 and 2025 for grants made in 2022; January 31 of 2024, 2025 and 2026 for grants made in 2023; and January 31 of 2025, 2026 and 2027 for grants made in 2024.

(3)	For information regarding the vesting of RSUs, see “Compensation Discussion and Analysis – Performance Based Compensation – Stock-based Awards.”

Nonqualified Deferred Compensation. The following table provides the contributions, earnings and balances under the SERP as of and for the fiscal year ended December 28, 2024 for the Named Executives:

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Frank A. Lonegro	19,000	8,000	797		27,797
James B. Gattoni			403,335		2,100,390
James P. Todd			56,637		458,095
Michael K. Kneller			32,586		306,400
Joseph J. Beacom	37,708	2,708	123,814		3,052,288

(1)	Registrant contributions are reported within All Other Compensation in the Summary Compensation Table for all years presented.

(2)	Aggregate earnings, excluding losses, are reported within the Change in Pension Value and Nonqualified Deferred Compensation Earnings within the Summary Compensation Table for all years presented.

Eligible employees can elect to make deferred contributions to the SERP, based on a percentage of their base salary and/or bonus, subject to certain limitations. To the extent the employee has achieved the maximum allowable matching contribution under the Landstar System, Inc. 401(k) Savings Plan (the “401(k) Plan”), the Company will contribute an amount equal to 100% of the first 3% of salary contributions and 50% of the next 2% of such salary contributions, subject to certain limitations. Interest, earnings or appreciation (less losses and depreciation) with respect to investment balances included in the employee’s SERP account balance are credited to the employee’s investment balance. Distributions under the SERP of individual account balances credited on or after January 1, 2005, and earnings thereon, are made following termination of employment as to form of payment (i.e., lump sum or annual installments) and time of payment (i.e., within 30 days following the six-month anniversary of the employee’s termination of employment or within 30 days of March 1 of the year following the year of termination from employment of the participant) elected by the participant for that year’s contributions prior to the start of each year of participation, and otherwise in accordance with the terms of the SERP. Investments in the SERP include primarily mutual funds and are valued using quoted market prices. The table below shows the investment options available to an employee under the SERP and their annual rate of return for 2024 as reported by the administrator of the SERP.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
American Funds Euro Pacific Growth R5	5.3%	T. Rowe Price Retirement 2025 TR-A	9.3%
BlackRock Inflation Protected Bond A	1.9%	T. Rowe Price Retirement 2030 TR-A	10.7%
Macquarie Small Cap Value	11.1%	T. Rowe Price Retirement 2035 TR-A	14.4%
MassMutual Small Cap Growth Fund	15.3%	T. Rowe Price Retirement 2040 TR-A	13.1%
MFS Growth R3	31.6%	T. Rowe Price Retirement 2045 TR-A	13.9%
MFS Value R3	11.6%	T. Rowe Price Retirement 2050 TR-A	14.2%
PGIM Total Return Bond Z	2.8%	T. Rowe Price Retirement 2055 TR-A	14.2%
Prudential Guaranteed Income Fund Class 3	2.1%	T. Rowe Price Retirement 2060 TR-A	14.2%
T. Rowe Price International Discovery	3.7%	Vanguard 500 Index Admiral	24.9%
T. Rowe Price Mid-Cap Growth Fund	7.6%	Vanguard Mid Cap Index Admiral	15.2%
T. Rowe Price Mid-Cap Value Fund	16.5%	Vanguard Small Cap Index Adm	14.2%
T. Rowe Price Retirement 2010 Fund	8.5%	Vanguard Total Bond Market Index Adm	1.2%
T. Rowe Price Retirement 2015 TR-A	8.8%	Vanguard Total Intl Stock Index Admiral	5.2%
T. Rowe Price Retirement 2020 TR-A	9.2%

Potential Payment Upon Termination or Change in Control

The table below reflects the amount of compensation payable to each of the current Named Executives in the event of a qualifying termination of employment in connection with a change in control or possible change in control under the Key Executive Employment Protection Agreements, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement as of the end of the Company’s 2024 fiscal year. In addition, in accordance with the provisions of the Company’s stock-based award plans, all outstanding, non-vested restricted stock are subject to accelerated vesting upon a change in control of the Company. The intent of the potential acceleration of non-vested restricted stock in the event of a change in control is to enable the executive to vest in an award primarily intended as a retention tool that would otherwise have vested based solely on the passage of time and the executive’s continued employment with the Company, which may not be possible or permitted by an acquirer following a change in control of the Company due to no fault of the executive.

With respect to outstanding Regular RSU Awards granted to Named Executives, unless the Compensation Committee determines otherwise, in the event a change in control occurs prior to January 31, 2026 with respect to the 2021 awards, prior to January 31, 2027 with respect to the 2022 awards, prior to January 31, 2028 with respect to the 2023 awards and prior to January 31, 2029 with respect to the 2024 awards, 20% of the number of RSUs credited to the Named Executive under each such RSU award would vest to the extent such amount would not exceed the number of RSUs that are eligible to vest at the maximum level under the applicable award. The intent of these partial potential accelerations of Regular RSU awards in the event of a change in control is to compensate the executive for 20% of the target amount under each such award in lieu of potential vesting for the year of the change in control. In addition, with respect to the 2022, 2023 and 2024 Regular RSU Awards, unless the Compensation Committee determines otherwise, in the event a change in control occurs prior to January 31, 2025, January 31, 2026, or January 31, 2027, respectively, a number of RSUs would vest under each such award assuming for this purpose that the applicable Performance Hurdle was calculated based on the results from continuing operations for the most recently completed fiscal year prior to the change in control compared to the results from continuing operations for the 2021, 2022 and 2023 fiscal years, respectively. The intent of these partial potential accelerations of Regular RSU Awards in the event of a change in control is to compensate the executive for the performance of the Company achieved during fiscal years completed during the initial three year performance period under each award where the change in control occurs prior to the first vesting date under such award approximately three years from the date of grant.

With respect to the 2024 TSR RSU Awards to Mr. Lonegro, in the event of a change in control of the Company occurring at any time, the RSUs would vest based on achievement of a stock price that equals 125% of the stock price that achieves the TSR CAGR of 9%.

Name	Change in Control (1) ($)
Frank A. Lonegro	7,174,160
James P. Todd	2,181,487
Michael K. Kneller	2,407,676
Joseph J. Beacom	1,601,869
Ricardo S. Coro	2,164,369

(1)

Change in Control amounts include severance benefits, pro rata threshold bonus and medical benefits under the Key Executive Employment Protection Agreements, as described further in the “Compensation Discussion and Analysis”, plus the intrinsic value of unvested restricted stock and a portion of RSUs outstanding based on the closing price of the Company’s common stock of $174.32 on December 27, 2024 and assuming partial accelerated vesting upon a change in control of the Company, effective as of that date. The value of medical benefits for each Named Executive equals the payments that may be waived by the Company on behalf of such Named Executive for the continuation of existing coverage for up to one year under the Company’s medical benefit plans pursuant to such Named Executive’s Key Executive Employment Protection Agreement.

Apart from the payments described in connection with a change in control, in the event of the termination of employment of a Named Executive due to death or “disability”, non-vested restricted stock held by such Named Executive would accelerate and vest. The value of such acceleration for Mr. Lonegro is $2,770,119, for Mr. Todd is $617,093 and for Messrs. Kneller, Beacom and Coro is $487,050. In addition, with respect to the sign-on bonus of $2,000,000 worth of restricted stock, granted to Mr. Lonegro on February 2, 2024, that vests in two equal annual installments on each of the first two anniversaries of Mr. Lonegro’s start date, such shares would also accelerate and vest upon a termination of Mr. Lonegro without “cause” or upon a resignation by Mr. Lonegro for “good reason”. The value of such acceleration for Mr. Lonegro is $1,846,746. The value in each case for each Named Executive is based on the closing price of the Common Stock of $174.32 on December 27, 2024. In addition, in the event of the termination of employment of a Named Executive due to death or “disability”, the Regular RSU Awards held by such Named Executive would remain outstanding and continue to vest on the normal schedule based on actual achievement of the applicable Performance Hurdles. With respect to the 2024 TSR RSU Awards to Mr. Lonegro, in the event of the termination of employment of Mr. Lonegro due to death or “disability” prior to February 2, 2027, no vesting would occur. In the event of the termination of employment of Mr. Lonegro due to death or “disability” after February 2, 2027, a measurement date would occur on the date of termination of employment and RSUs would be eligible to vest at a pro rata amount if the Target TSR CAGR was achieved.

Outside the circumstances described above with respect to a qualifying termination of employment in connection with a change in control or upon the Named Executive’s death or “disability”, none of the Named Executives, other than Mr. Lonegro, is entitled to severance benefits. As further described above under “Compensation Discussion and Analysis – Letter Agreement with Mr. Lonegro,” if the Company terminates Mr. Lonegro’s employment without “cause” other than in a situation where severance is payable under the Key Executive Employment Protection Agreement, the Company will pay Mr. Lonegro severance within 30 days of the one-year anniversary of his termination date in the amount of Mr. Lonegro’s annual base salary and

“threshold” target annual bonus and will continue to cover his medical benefits for 12 months following his termination, subject, in each case, to Mr. Lonegro’s signing a release of claims in favor of the Company and its affiliates and continued compliance with applicable restrictive covenants.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, Landstar is providing the following information regarding the relationship of compensation of employees of the Company and its affiliates and compensation of the Company’s President and Chief Executive Officer. The pay ratio set forth below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Landstar identified its “median employee” by examining the 2024 total cash compensation for all individuals, excluding our CEO, who were employed by the Company on December 28, 2024, the last day of the Company’s 2024 fiscal year. All employees, whether employed on a full-time, part-time or temporary basis, were included in this calculation. The Company (i) did not make any assumptions, adjustments or estimates with respect to total cash compensation, (ii) did not annualize the compensation for any employees that were not employed by Landstar or any of its affiliates for all of 2024, and (iii) did not make any “cost of living” adjustments to the compensation of any employees. The Company believes the use of total cash compensation for all employees is a consistently applied compensation measure as the Company does not widely distribute annual equity awards throughout its employee workforce. After identifying the median employee based on total cash compensation, the Company calculated annual total compensation for such employee using the same methodology used for the Named Executives as set forth in the 2024 Summary Compensation Table.

As further described above under “Compensation Discussion and Analysis – Letter Agreement with Mr. Lonegro”, in connection with the hiring of Mr. Lonegro as the Company’s next President and Chief Executive Officer, the Company provided Mr. Lonegro with a sign-on bonus of $2,000,000 worth of restricted stock, granted on February 2, 2024, under the Company’s Employee Equity Plan that vests in two equal annual installments on each of the first two anniversaries of Mr. Lonegro’s start date, $800,000 in cash to compensate Mr. Lonegro for forgoing a 2023 bonus with his former employer, a grant of $10,000,000 worth of PSUs, which will vest based on achievement in any measurement year of TSR of a CAGR of 9% relative to the base year, to be measured annually starting after the sixth anniversary of his start date and concluding after the tenth anniversary of his start date, and $400,000 in cash for relocation benefits (collectively, the “CEO Sign-on Compensation Elements”). Each of the CEO Sign-on Compensation Elements are reflected in the calculation of CEO pay used to determine the 2024 CEO to median employee pay ratio, which as illustrated in the table below, was 244.6:1. However, it should be noted that as each of the CEO Sign-on Compensation Elements specifically related to the hiring of Mr. Lonegro, it is not anticipated that these CEO Sign-on Compensation Elements will be recurring elements of Mr. Lonegro’s compensation arrangements during his tenure as the Company’s President and CEO.

CEO to Median Employee Pay Ratio

	President & CEO		Median Employee
Base Salary (1)	$800,000		$53,473
Stock Awards	11,395,182		—
Bonus	800,000		1,000
Change in Pension Value	797		—
All Other Compensation (2)	450,132		491

Total	$13,446,111		$54,964

CEO Pay to Median Employee Pay Ratio	244.6	:	1

(1)

Base salary for the President and CEO includes an adjustment from the amount presented in the Summary Compensation Table to reflect Mr. Lonegro’s annualized salary of $800,000 as though he was employed by Landstar for all of 2024.

(2)

All Other Compensation for the President and CEO includes an adjustment from the amount presented in the Summary Compensation Table to reflect annualized HSA contributions made by the Company for Mr. Lonegro of $1,500 and annualized term life insurance premiums paid by the Company on behalf of Mr. Lonegro of $4,902 as though Mr. Lonegro was employed by and eligible for benefits from Landstar for all of 2024.

Item 402(s) Statement

The Compensation Committee has considered the potential risks arising from the Company’s compensation policies and practices for all employees and does not believe the risks from those compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
Landstar is providing the following additional information regarding the relationship between executive compensation and the financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to “
Compensation Discussion and Analysis
” in this Proxy Statement.
The following table summarizes the “compensation actually paid” to (i) the current Principal Executive Officer (“Current PEO”), (ii) the former Principal Executive Officer (“Former PEO”) and (ii) the average “compensation actually paid” to the remaining Named Executive Officers other than the PEO with respect to applicable fiscal years. “Compensation actually paid” does not correlate to the total amount of cash or equity compensation that the executive actually realized or was paid during the fiscal year. Instead, it is a nuanced calculation that includes the increase (or decrease) in value of certain elements of compensation (i.e., equity compensation) over the fiscal year, even if granted in a prior year. The amounts that the executive will ultimately receive with respect to these types of compensation (i.e., when and if the equity awards vest) are likely to be different from the amounts disclosed in this column of the Pay Versus Performance table set forth below. The following Pay Versus Performance table also provides certain information describing the Company’s financial performance for each of the covered fiscal years.
Pay Versus Performance Table

Year	Summary Compensation Table Total for Current PEO (1)	Compensation Actually Paid to Current PEO (2)	Summary Compensation Table Total for Former PEO (3)	Compensation Actually Paid to Former PEO (4)	Average Summary Compensation Table Total for Non-PEO Named Executives (5)	Average Compensation Actually Paid to Non-PEO Named Executives (6)	Value of Initial Fixed $100 Investment Based On:		Net Income (9)	Diluted Earnings per Share (10)
							Total Shareholder Return (7)	Peer Group Total Shareholder Return (8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2024	13,374,405	10,825,294	738,296	(2,217,085)	1,236,754	466,402	170.13	146.58	195,946,000	5.51
2023			2,434,841	2,965,714	1,248,748	657,430	185.64	145.37	264,394,000	7.36
2022			4,574,748	2,935,420	1,796,669	1,281,181	153.21	122.45	430,914,000	11.76
2021			5,398,583	17,834,936	3,193,054	6,520,834	159.05	148.01	381,524,000	9.98
2020			2,699,091	4,945,811	1,231,859	1,175,865	122.56	114.50	192,106,000	4.98

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Lonegro, the Company’s current President and Chief Executive Officer and current PEO, for each corresponding year in the “Total” column of the Summary Compensation Table included in the section
“Compensation of Named Executives
” in this Proxy Statement. As Mr. Lonegro was hired on February 2, 2024, there was no compensation paid by the Company to Mr. Lonegro with respect to fiscal years 2023, 2022, 2021 or 2020.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Lonegro, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Lonegro during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Lonegro’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for Current PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to Current PEO
2024	13,374,405	11,395,182	8,846,071	10,825,294

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (v) the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The fair value of equity awards at each measurement date is computed in a manner consistent with the fair value methodology used to account for equity awards in the Company’s audited consolidated financial statements in accordance with generally accepted accounting principles and included in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 28, 2024. For restricted stock awards, the fair value as of the end of the covered fiscal year is computed as the unvested restricted shares outstanding as of the end of the covered fiscal year multiplied by the Company’s closing stock price as of the last business day of the covered fiscal year. For RSUs with a performance or market condition, the fair value as of the end of the covered fiscal year is computed based on the unvested RSUs expected to vest based on the most probable outcome of the performance or market condition for these awards multiplied by the Company’s closing stock price as of the last business day of the covered fiscal year or based on a Monte Carlo simulation model to determine fair value as of the end of the covered fiscal year. For stock awards vested during the covered fiscal year, the fair value at vesting is calculated as the number of shares vested multiplied by the average of the high and low stock prices on the vesting date. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	8,846,071	—	—	—	—	8,846,071

(3)
The dollar amounts reported in column (d) are the amounts of total compensation reported for Mr. Gattoni, the Company’s former President and Chief Executive Officer and former PEO, for each corresponding year in the “Total” column of the Summary Compensation Table included in the section
“Compensation of Named Executives
” in this Proxy Statement.

(4)
The dollar amounts reported in column (e) represent the amount of “compensation actually paid” to Mr. Gattoni, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Gattoni during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Gattoni’s total compensation for each year to determine the compensation actually paid, using the same methodology described above in Note 3:

Year	Reported Summary Compensation Table Total for Former PEO	Reported Value of Equity Awards	Equity Award Adjustments (a)	Compensation Actually Paid to Former PEO
2024	738,296	—	(2,955,381)	(2,217,085)
2023	2,434,841	1,429,840	1,960,713	2,965,714
2022	4,574,748	1,429,976	(209,352)	2,935,420
2021	5,398,583	1,429,787	13,866,140	17,834,936
2020	2,699,091	1,429,976	3,676,696	4,945,811

(a)	The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	—	—	(67,107)	(2,888,274)	—	(2,955,381)
2023	536,991	828,295	595,427	—	—	1,960,713
2022	872,415	(393,513)	(688,254)	—	—	(209,352)
2021	3,066,905	10,203,279	595,956	—	—	13,866,140
2020	1,325,645	2,424,469	(73,418)	—	—	3,676,696

(5)
The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s Named Executives as a group (excluding Mr. Lonegro and Mr. Gattoni) in the “Total” column of the Summary Compensation Table in each applicable year. The Named Executives (excluding Mr. Lonegro and Mr. Gattoni) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024 and 2023, Messrs. Beacom, Coro, Kneller and Todd; (ii) for 2022, Messrs. Beacom, Coro, Kneller and Todd, and Federico L. Pensotti; (iii) for 2021, Messrs. Beacom, Coro, Kneller and Pensotti; and (iv) for 2020, Messrs. Beacom, Coro and Kneller, and L. Kevin Stout.

(6)
The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the Named Executives as a group (excluding Mr. Lonegro and Mr. Gattoni), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Named Executives as a group (excluding Mr. Lonegro and Mr. Gattoni) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the Named Executives as a group (excluding Mr. Lonegro and Mr. Gattoni) for each applicable year to determine the “compensation actually paid”, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executives	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO Named Executives
2024	1,236,754	772,954	2,602	466,402
2023	1,248,748	772,928	181,610	657,430
2022	1,796,669	693,490	178,002	1,281,181
2021	3,193,054	723,584	4,051,364	6,520,834
2020	1,231,859	714,932	658,938	1,175,865

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	404,081	(404,366)	2,887	—	—	2,602
2023	268,399	(178,137)	91,348	—	—	181,610
2022	349,416	170,847	(183,146)	(159,115)	—	178,002
2021	1,342,266	2,684,379	24,719	—	—	4,051,364
2020	662,675	8,754	(12,491)	—	—	658,938

(7)
This column illustrates the Cumulative TSR that would have been realized as of the end of the measurement period, assuming reinvestment of
dividends throughout, by an investor who invested $100 in shares of Common Stock at the beginning of the measurement period. The measurement period for purposes of the calculation of Cumulative TSR is the period beginning as of the market close on the last trading day before the commencement of the Company’s 2020 fiscal year, the first year included in the Pay Versus Performance Table, and ending as of the end of each of the reported fiscal years.

(8)
Represents the TSR that would have been realized by an investor, assuming reinvestment of dividends, who invested $100 in the peer group at the beginning of the measurement period. The peer group used for this purpose is the following published industry index: the Dow Jones Transportation Stock Index. The peer group referred to throughout this Pay Versus Performance section is separate and distinct from the peer group referred to in
“Compensation Discussion and Analysis”
above.

(9)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited consolidated financial statements for the applicable year.

(10)
The Company determined diluted earnings per share to be the Company Selected Measure, which in the Company’s assessment represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link “compensation actually paid” to the Company’s Named Executive for the most recently completed fiscal year to Company performance. The dollar amounts reported represent the amount of diluted earnings per share reflected in the Company’s audited consolidated financial statements for the applicable year.

Financial Performance Measures
As described in greater detail in
“Compensation Discussion and Analysis”
,
the Company maintains performance-based compensation programs that are designed to encourage the Company’s Named Executives to achieve various financial goals linked to operating objectives both for the Company’s upcoming fiscal year as well as for the longer term performance of the enterprise. The Company’s performance-based compensation programs include the Company’s performance-based annual incentive compensation program and stock-based awards program. The Company believes that its compensation practices align executive compensation with financial performance and, as such, executive compensation arrangements are generally aligned with the Company’s variable cost business model.

The most important financial performance measures used by the Company to link “compensation actually paid” to the Company’s Named Executives, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Operating income

•	Pre-tax income per diluted share

•	Diluted earnings per share

•	Total shareholder return
Analysis of the Information Presented in the Pay Versus Performance Table
As described in greater detail in the section “
Compensation Discussion and Analysis
”, the Company’s philosophy is to pay annual compensation generally in cash, with long-term incentive compensation paid in the form of stock-based awards. Base salary is intended to constitute a modest percentage of total compensation. The ICP is designed to pay substantial compensation for superior performance. Stock-based awards have historically accounted for a significant portion of each Named Executive’s total compensation.
The Company’s performance-based compensation programs are designed to encourage the Company’s Named Executives to achieve various financial goals linked to operating objectives both for the Company’s upcoming fiscal year as well as for the longer term performance of the enterprise. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year.
Relationships Between Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following information relating to relationships between information presented in the Pay Versus Performance table. As noted above, “compensation actually paid” does not correlate to the total amount of cash or equity compensation that the executive actually realized or was paid during the fiscal year. Instead, it is a nuanced calculation that includes the increase (or decrease) in value of certain elements of compensation (
i.e.
, equity compensation) over the fiscal year, even if granted in a prior year. The amounts that the executive will ultimately receive with respect to these types of compensation (
i.e.
, when and if the equity awards vest) are likely to be different from the amounts disclosed in this column of the Pay Versus Performance table.

“Compensation Actually Paid” and Cumulative TSR
The following chart presents the amount of “compensation actually paid” to Mr. Lonegro (the current PEO), Mr. Gattoni (the former PEO) and the average amount of “compensation actually paid” to the Company’s Named Executives as a group (excluding Mr. Lonegro and Mr. Gattoni), and the Company’s cumulative TSR over the five years presented in the Pay Versus Performance table.

"Compensation Actually Paid" vs. Company TSR
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
($5,000,000)
"Compensation Actually Paid"
$190
$180
$170
$160
$150
$140
$130
$120
$110
$100
Cumulative TSR
(value of initial $100 investment)
$122.56
$159.05
$153.21
$185.64
$170.13
2020
2021
2022
2023
2024
Current PEO
Former PEO
Average for Non-PEO NEOs
TSR

“Compensation Actually Paid” and Net Income
The following chart presents the amount of “compensation actually paid” to Mr. Lonegro (the current PEO), Mr. Gattoni (the former PEO) and the average amount of “compensation actually paid” to the Company’s Named Executives as a group (excluding Mr. Lonegro and Mr. Gattoni), and the Company’s net income over the five years presented in the Pay Versus Performance table.

"Compensation Actually Paid" vs. Net Income
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
($5,000,000)
"Compensation Actually Paid"
$500.0
$450.0
$400.0
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$-
Net Income (millions)
$192.1
$381.5
$430.9
$264.4
$195.9
2020
2021
2022
2023
2024
Current PEO
Former PEO
Average for Non-PEO NEOs
Net Income

“Compensation Actually Paid” and Diluted Earnings Per Share
The following chart presents the amount of “compensation actually paid” to Mr. Lonegro (the current PEO), Mr. Gattoni (the former PEO) and the average amount of “compensation actually paid” to the Company’s Named Executives as a group (excluding Mr. Lonegro and Mr. Gattoni), and the Company’s diluted earnings per share over the five years presented in the Pay Versus Performance table.

Cumulative TSR of the Company and Cumulative TSR of the Dow Jones Transportation Stock Index
As demonstrated by the following graph, the Company’s cumulative TSR over the five-year period presented in the table was 70%, while the cumulative TSR of the peer group presented for this purpose, the Dow Jones Transportation Stock Index, was 47% over the five years presented in the table.

Company TSR vs. Dow Jones Transport Index TSR
Cumulative TSR
(value of initial $100 investment)
$190
$180
$170
$160
$150
$140
$130
$120
$110
$100
2019
2020
2021
2022
2023
2024
$100
$123
$115
$159
$148
$153
$122
$186
$145
$170
$147
Company Cumulative TSR
Dow Jones Transportation Stock Index Cumulative TSR

SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock as of March 21, 2025 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, nominee for election as a Director and Executive Officer of the Company, and (iii) all Directors and Executive Officers as a group. Except as otherwise indicated, the business address of each stockholder listed on the table below is c/o Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

Name of Beneficial Owner	Position(s)	Amount and Nature of Beneficial Ownership	Ownership Percent of Class (1)
(i)
Kayne Anderson Rudnick Investment Management LLC(2)(3)		3,764,661	10.8%
The Vanguard Group(2)(4)		3,454,652	9.9%
BlackRock, Inc.(2)(5)		3,373,940	9.7%
Morgan Stanley (2)(6)		3,031,577	8.7%
(ii)
Diana M. Murphy(7)	Chairman of the Board and Nominee for Director	28,231	*
David G. Bannister(7)	Director and Nominee for Director	24,645	*
Homaira Akbari(8)	Director and Nominee for Director	14,606	*
Anthony J. Orlando(9)	Director and Nominee for Director	12,986	*
George P. Scanlon(7)	Director and Nominee for Director	7,615	*
James L. Liang(10)	Director and Nominee for Director	3,010	*
Teresa L. White(7)	Director and Nominee for Director	2,790	*
Frank A. Lonegro(11)	President, Chief Executive Officer, Director and Nominee for Director	19,402	*
Michael K. Kneller(12)	Vice President, General Counsel and Secretary	62,247	*
Joseph J. Beacom(13)	President of Landstar System Holdings, Inc. and each of the Agent-Based Transportation Subsidiaries	40,442	*
Ricardo S. Coro(12)	Vice President and Chief Information Officer	21,543	*
Aimee M. Cooper(14)	Vice President and Chief Administrative Officer	16,346	*
James P. Todd(15)	Vice President and Chief Financial Officer	15,163	*
James M. Applegate(16)	Vice President and Chief Corporate Sales, Strategy and Specialized Freight Officer	7,154	*
Matthew M. Dannegger(17)	Vice President and Chief Field Sales Officer	4,738	*
Matthew Miller(18)	Vice President and Chief Safety and Operations Officer	3,452	*
(iii)
All Directors, Director Nominees and Executive Officers as a group (16 persons)(19)(20)		284,370	*

*	Less than 1%

(1)	The percentages are based upon the number of outstanding shares of the Company as of March 21, 2025.

(2)	In accordance with the rules of the SEC, the information set forth above is based on the most recent Schedule 13G (and amendments thereto) filed by this entity.

(3)

According to its Schedule 13G/A filed on January 7, 2025, Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 3,764,661 shares of Common Stock. Kayne Anderson has sole voting power with respect to 2,431,302 of such shares, shared voting power with respect to 923,200 of such shares, sole dispositive power with respect to 2,841,461 of such shares and shared dispositive power with respect to 923,200 of such shares. The business address of Kayne Anderson is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.

(4)

According to its Schedule 13G/A filed on February 13, 2024, the Vanguard Group, Inc. (“Vanguard”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 3,454,652 shares of Common Stock. Vanguard has sole voting power with respect to none of such shares, shared voting power with respect to 14,853 of such shares, sole dispositive power with respect to 3,402,017 of such shares and shared dispositive power with respect to 52,635 of such shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

According to its Schedule 13G/A filed on January 24, 2024, BlackRock, Inc. (“BlackRock”) is a parent holding company or control person and is deemed to be the beneficial owner of 3,373,940 shares of Common Stock. BlackRock has sole voting power with respect to 3,287,967 of such shares, shared voting power or shared dispositive power with respect to none of the shares, and sole dispositive power with respect to all 3,373,940 of such shares. The business address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(6)

According to the Schedule 13G/A filed jointly by Morgan Stanley and Atlanta Capital Management Company, LLC (“Atlanta Capital Management”) on November 7, 2024, Morgan Stanley is a parent holding company or control person and a corporation and Atlanta Capital Management is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and a wholly-owned subsidiary of Morgan Stanley. Morgan Stanley is deemed to be the beneficial owner of 3,031,577 shares of Common Stock. Morgan Stanley has sole voting power with respect to none of such shares, shared voting power with respect to 2,781,208 of such shares, sole dispositive power with respect to none of such shares, and shared dispositive power with respect to 2,922,881 of such shares. The business address of Morgan Stanley is 1585 Broadway, New York, NY 10036. Atlanta Capital Management is deemed to be the beneficial owner of 2,328,726 shares of Common Stock. Atlanta Capital Management has sole voting power with respect to none of the shares, shared voting power with respect to 2,151,905 of such shares, sole dispositive power with respect to none of such shares and shared dispositive power with respect to 2,227,304 of such shares. The business address of Atlanta Capital Management is 1075 Peachtree Street, Suite 2100, Atlanta, GA 30309.

(7)	Includes 830 shares of restricted stock subject to vesting.

(8)	Includes 830 shares of restricted stock subject to vesting. Includes 2,500 shares of Common Stock held in a Defined Benefit Plan account for the benefit of Dr. Akbari.

(9)	Includes 830 shares of restricted stock subject to vesting and 4,331 Deferred Stock Units.

(10)	Includes 830 shares of restricted stock subject to vesting. Includes 220 shares of Common Stock held in a traditional IRA account in the name of James L. Liang.

(11)	Includes 14,878 shares of restricted stock subject to vesting.

(12)	Includes 2,857 shares of restricted stock subject to vesting.

(13)

Includes 1,345 shares of restricted stock subject to vesting. Mr. Beacom may be deemed to be the beneficial owner of 20,000 shares of Common Stock held in an irrevocable trust of which Mr. Beacom is neither a trustee nor beneficiary but for which Amy Beacom, Mr. Beacom’s wife, is the sole trustee.

(14)	Includes 1,428 shares of restricted stock subject to vesting.

(15)	Includes 3,448 shares of restricted stock subject to vesting.

(16)	Includes 1,592 shares of restricted stock subject to vesting.

(17)	Includes 2,978 shares of restricted stock subject to vesting.

(18)	Includes 2,420 shares of restricted stock subject to vesting.

(19)	Represents amount of shares that may be deemed to be beneficially owned either directly or indirectly by all Directors, Nominees for Director and Executive Officers as a group.

(20)	Includes 39,613 shares of restricted stock subject to vesting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Executive Officers and Directors, and certain persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that during the fiscal year ended December 28, 2024, all reports required by Section 16(a) which are applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were filed on a timely basis, except that on December 13, 2024, Mr. Miller sold 144 shares in the Landstar System, Inc. 401(k) Savings Plan. The Form 4 reporting this transaction was filed on February 10, 2025.

PROPOSAL NUMBER TWO —

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP served as the independent registered public accounting firm for the Company for the fiscal years ended December 28, 2024 and December 30, 2023. The aggregate fees billed for professional services by KPMG LLP in fiscal years 2024 and 2023 for services consisted of the following:

AUDIT FEES: Fees for the audits of the consolidated financial statements and internal control over financial reporting, quarterly reviews and subsidiary audit were $1,260,000 and $1,190,000 for fiscal years 2024 and 2023, respectively.

AUDIT RELATED FEES: None.

TAX FEES: None.

ALL OTHER FEES: None.

The Audit Committee has approved all of the fees above.

The Audit Committee has appointed KPMG LLP to continue in that capacity for the Company’s fiscal year 2025, and has recommended to the Board that a resolution be presented to stockholders at the 2025 Annual Meeting to ratify that appointment. The Board has adopted such resolution and hereby presents it to the Company’s stockholders. A representative of KPMG LLP will be present at the 2025 Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders, as appropriate.

Assuming the presence of a Quorum, to be approved, this proposal must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 2025 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL NUMBER THREE –

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As described in detail under the heading “Compensation Discussion and Analysis,” Landstar’s executive compensation programs are designed to attract, motivate and retain the Named Executives, who are critical to the Company’s success. Under these programs, the Named Executives are rewarded for the achievement of specific annual, long-term and corporate goals and the realization of increased stockholder value. The Compensation Committee believes that the Company’s executive compensation programs are designed effectively to take into account both short term and longer term performance components using a variety of financial metrics. Please read the “Compensation Discussion and Analysis” included in this Proxy Statement for additional details about the executive compensation programs, including information about the fiscal year 2024 compensation of the Named Executives.

The Compensation Committee regularly reviews the compensation programs for the Named Executives to ensure they achieve the desired goals of aligning the Company’s executive compensation structure with current market practices and the interests of stockholders. While the Compensation Committee determines the compensation of the Named Executives in the manner described in the “Compensation Discussion and Analysis,” the Company understands that stockholders may be particularly interested in the connection between our Chief Executive Officer’s compensation and the Company’s performance, as well as the long-term trend of the Chief Executive Officer’s total compensation relative to the stockholders’ return.

As further described above under “Compensation Discussion and Analysis – Letter Agreement with Mr. Lonegro”, a significant portion of total compensation paid to the Company’s Chief Executive Officer in 2024 directly related to the hiring of Mr. Lonegro as the Company’s President and Chief Executive Officer, effective February 2, 2024. In connection with Mr. Lonegro’s hiring, the Company provided him with a sign-on bonus of $2,000,000 worth of restricted stock, granted on February 2, 2024, under the Company’s Employee Equity Plan that vests in two equal annual installments on each of the first two anniversaries of Mr. Lonegro’s start date, $800,000 in cash to compensate Mr. Lonegro for forgoing a 2023 bonus with his former employer, a grant of $10,000,000 worth of PSUs, which will vest based on achievement in any measurement year of TSR of a CAGR of 9% relative to the base year, to be measured annually starting after the sixth anniversary of his start date and concluding after the tenth anniversary of his start date, and $400,000 in cash for relocation benefits. The Compensation Committee believes these sign-on related compensatory arrangements were of significant importance with respect to the recruitment and hiring of Mr. Lonegro to become the Company’s next President and CEO, but does not anticipate that these elements of Mr. Lonegro’s compensation arrangements with the Company will be recurring during his tenure as the Company’s President and CEO. The Compensation Committee also believes that the significant sign-on grant of TSR-based PSUs upon Mr. Lonegro’s commencement of employment with the potential for performance-based vesting after the sixth anniversary of his start date and concluding after his tenth anniversary with the Company will help to align his long-term compensatory incentive arrangements with the long-term interests of the Company’s stockholders.

With respect to the other aspects of Mr. Lonegro’s compensation arrangements as well as compensation paid to the other Named Executives in 2024, as set forth in the Summary Compensation Table included in this Proxy Statement, a significant portion of compensation is designed to be “performance based” (as discussed in “Compensation Discussion and Analysis”).

The macroeconomic environment experienced throughout most of 2024 by the truckload transportation logistics industry was characterized by softness in demand and readily available truck capacity. On an annual basis, the Company experienced year-over-year declines in both truck volumes and price, and revenue for fiscal year 2024 was 9% below that of fiscal year 2023. Total compensation paid to Named Executives with respect to fiscal year 2024 reflected this year-over-year challenging operating environment. As noted above in “Compensation, Discussion and Analysis – Performance Based Compensation; Annual Incentive Compensation,” the Company did not achieve its “threshold” amount of full year diluted earnings per share under the ICP, which would have resulted in payments to Named Executives under our annual incentive compensation program. As a result, no annual bonus payments were made to any of the Named Executives under the ICP for the 2024 fiscal year.

Notwithstanding the difficult operating environment faced by the Company in 2024 which was reflected in the Company’s short-term executive compensation program, the Company continues to demonstrate strong long-term performance. As noted above in “Pay Versus Performance”, the Company’s cumulative TSR over the five-year period from the beginning of its 2020 fiscal year through the end of its 2024 fiscal year was 70%, while the cumulative TSR of the Dow Jones Transportation Stock Index was 47% over that period. Accordingly, as part of the Company’s long-term compensation program, Named Executives received Regular Restricted Stock Awards and Regular RSU Awards in 2024. Moreover, the Compensation Committee believes compensation realized by Named Executives in 2024 as part of the Company’s long-term compensation program demonstrated that the Company’s executive compensation programs are designed effectively to take into account both short-term and longer-term performance components.

We are asking the stockholders to indicate their support for the Named Executive compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the stockholders the opportunity each year to express their views on the Named Executives’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executives and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask the stockholders to vote “FOR” the following resolution at the Company’s 2025 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and disclosure.”

This say-on-pay vote, as required pursuant to Section 14A of the Exchange Act, is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the Named Executive compensation as disclosed in this Proxy Statement, we will consider the stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast at the 2025 Annual Meeting, provided a Quorum is present. Unless you instruct us to vote differently, we will vote valid proxies FOR the approval of the compensation paid by the Company to its Named Executives as discussed in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID BY THE COMPANY TO ITS NAMED EXECUTIVES AS DISCUSSED IN THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS

In accordance with the Bylaws, stockholder proposals intended for presentation at the 2025 Annual Meeting that are not intended for inclusion in this Proxy Statement must have been received by the Company not earlier than November 26, 2024 and not later than December 26, 2024. For any proposal that is not submitted for inclusion in this Proxy Statement, but is instead sought to be presented directly at the 2025 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) received notice of the proposal before the close of business on February 9, 2025, and advises stockholders in this year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) did not receive notice of the proposal prior to the close of business on February 9, 2025.

In addition, in accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 2026 Annual Meeting must be received by the Secretary of the Company no later than December 4, 2025, if such proposals are to be considered for inclusion in the Company’s Proxy Statement. In accordance with the Bylaws of the Company, stockholder proposals intended for presentation at the 2026 Annual Meeting that are not intended to be considered for inclusion in the Company’s Proxy Statement must be received by the Secretary of the Company not earlier than December 4, 2025 and not later than January 3, 2026. For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2026 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on February 17, 2026 and advises stockholders in the 2026 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on February 17, 2026. In addition to satisfying the requirements under the Bylaws, to comply with the universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19(b) under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote in the election of directors in support of director nominees other than the Company’s nominees.

All proposals should be mailed via certified mail and addressed to Michael K. Kneller, Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company and its intermediaries shall provide one copy of the Notice of Internet Availability to two or more security holders who share an address in accordance with Rule 14a-3(e)(1) of the Exchange Act, as amended, where consent of such security holders has been properly obtained and where neither the Company nor the intermediary has received contrary instructions from one or more of such security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability to any security holder at a shared address to which a single copy of the Notice of Internet Availability was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Notice of Internet Availability by contacting the Company at the following phone number and/or mailing address:

Landstar System, Inc.

Investor Relations

13410 Sutton Park Drive South

Jacksonville, FL 32224

Phone: 904-398-9400

Security holders sharing an address can also request delivery of a single copy of the Notice of Internet Availability if they are receiving multiple copies of the Notice of Internet Availability by contacting the Company at the preceding phone number and/or mailing address.

All stockholders may access the proxy materials at www.proxyvote.com as well as the Company’s website— www.landstar.com. If you would like to receive a paper or an e-mail copy of our proxy materials, at no charge, please make the request by Internet at www.proxyvote.com, by phone at 1-800-579-1639 or by e-mail to sendmaterial@proxyvote.com.

OTHER MATTERS

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the 2025 Annual Meeting, the persons named in the form of proxy will vote the shares of Common Stock represented by proxies in accordance with their best judgment on such matters.

Whether or not you expect to attend the Annual Meeting, we urge you to vote via the Internet, as instructed on the proxy card and Notice of Internet Availability or, by executing and returning the requested proxy card in the postage-paid envelope that will be provided, so that your shares may be represented at the Annual Meeting.

By Order of the Board of Directors

Michael K. Kneller
Vice President, General Counsel & Secretary

13410 Sutton Park Drive South

Jacksonville, FL 32224

THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER OF THE COMPANY WHO SO REQUESTS, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 2024, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO LANDSTAR SYSTEM, INC., ATTENTION: MICHAEL K. KNELLER, SECRETARY, 13410 SUTTON PARK DRIVE SOUTH, JACKSONVILLE, FLORIDA 32224.

SCAN TO VIEW MATERIALS & VOTE w LANDSTAR SYSTEM, INC. VOTE BY INTERNET 13410 SUTTON PARK DRIVE SOUTH Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above JACKSONVILLE, FL 32224 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 15, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/LSTR2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 15, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V63374-P27732 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LANDSTAR SYSTEM, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain The Board of Directors recommends you vote FOR For Against Abstain 1a. Homaira Akbari ! ! ! proposals 2 and 3. 2. Ratification of the appointment of KPMG LLP as the 1b. David G. Bannister ! ! ! Company’s independent registered public accounting ! ! ! firm for fiscal year 2025. 1c. James L. Liang ! ! ! 3. Advisory vote to approve executive compensation. ! ! ! 1d. Frank A. Lonegro ! ! ! NOTE: In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. 1e. Diana M. Murphy ! ! ! 1f. Anthony J. Orlando ! ! ! 1g. George P. Scanlon ! ! ! 1h. Teresa L. White ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com. V63375-P27732 LANDSTAR SYSTEM, INC. Annual Meeting of Stockholders May 16, 2025 9:00 AM Eastern Time This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Michael K. Kneller and James P. Todd, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Landstar System, Inc., held of record by the undersigned on March 21, 2025, at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/LSTR2025 on Friday, May 16, 2025, at 9:00 AM, Eastern Time, or any adjournment or postponement thereof. None of the matters to be acted upon, each of which has been proposed by Landstar System, Inc., is related to or conditioned on the approval of other matters. This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. Continued and to be signed on reverse side

Your Vote Counts! LANDSTAR SYSTEM, INC. 2025 Annual Meeting Vote by May 15, 2025 11:59 PM ET LANDSTAR SYSTEM, INC. 13410 SUTTON PARK DRIVE SOUTH JACKSONVILLE, FL 32224 V63376-P27732 You invested in LANDSTAR SYSTEM, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held virtually on May 16, 2025. Get informed before you vote View the Notice and Proxy Statement, Form 10-K and Shareholder Letter online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 2, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Vote Virtually at the Meeting* Point your camera here and May 16, 2025 9:00 AM ET vote without entering a control number Virtually at: www.virtualshareholdermeeting.com/LSTR2025 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Voting Items Recommends 1. Election of Directors Nominees: 1a. Homaira Akbari For 1b. David G. Bannister For 1c. James L. Liang For 1d. Frank A. Lonegro For 1e. Diana M. Murphy For 1f. Anthony J. Orlando For 1g. George P. Scanlon For 1h. Teresa L. White For 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for For fiscal year 2025. 3. Advisory vote to approve executive compensation. For NOTE: In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V63377-P27732